Exhibit 10.1

Certain portions of this exhibit, marked by [***], have been excluded because they are both not material and are the type that the registrant treats as private or confidential.

CONTRIBUTION AND MEMBERSHIP INTEREST PURCHASE AGREEMENT BY AND BETWEEN EQUILON ENTERPRISES LLC AND S&W SEED COMPANY DATED AS OF February 06, 2023

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TABLE OF CONTENTS

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Exhibit A Form of LLC Agreement

Exhibit B Form of Offtake Agreement

Exhibit C Form of Assignment of Membership Interest

Exhibit D Form of S&W Secondment Agreement

Exhibit E Form of S&W Service Agreement

Exhibit F Form of Escrow Agreement

Exhibit G Form of Offer of Employment

Exhibit H Form of General Warranty Deed

Exhibit I Form of Bill of Sale

Exhibit J Description of S&W Real Property

Exhibit K Description of S&W Personal Property

Exhibit L Description of S&W Intellectual Property

Exhibit M Details of Company Account

Exhibit N Form of Employment Agreement

Exhibit O Membership Interest Re-Purchase Option Buy-Back Schedule

Exhibit P True-Up Payment Calculation

Exhibit Q Form of Assignment of Intellectual Property Rights

Exhibit R Form of Company Service Agreement

Exhibit S Employee Contribution

Exhibit T Form of Assignment and Assumption

Exhibit U Methodology for Allocation of Purchase Price

Exhibit V Form of Assignment of Permits

Exhibit W Settlement Statement

Schedules Schedules 7.1 and 7.2

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CONTRIBUTION AND MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS CONTRIBUTION AND MEMBERSHIP INTEREST PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of February 06, 2023 (the “Execution Date”), by and between Equilon Enterprises LLC, a Delaware limited liability company (“Shell”) and S&W Seed Company, Inc., a Nevada corporation (“S&W”). Shell and S&W are sometimes referred to herein collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, Shell and S&W are interested in forming a joint venture for the purpose of (a) developing commercially viable Camelina sativa and other oilseeds varieties that produce grain from which oil and meal can be extracted for future processing into biofuels, feed and other potential bioproducts, (b) producing, marketing, and selling Camelina seed to commercial growers for the purpose of growing Camelina grain, and (c) contracting with Camelina growers to purchase all Camelina grain produced from growers’ fields and deliver such grain to Shell or its affiliates under terms of an offtake agreement (collectively, the “Business”);

WHEREAS, S&W has formed Vision Bioenergy Oilseeds LLC (formerly known as Vision Biofuels LLC), a Delaware limited liability company (the “Company”) and currently owns 100% Membership Interest in the Company;

WHEREAS, Shell wishes to acquire, and S&W is willing to sell to Shell, Units representing a 66% Membership Interest in the Company; and

WHEREAS, Shell is willing to make the Shell Aggregate Capital Contributions in consideration for Transfer from S&W of 6,600 Units representing a 66% Membership Interest in the Company, subject to contribution by S&W of the S&W Contributions to the Company.

NOW, THEREFORE, for and in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth in this Agreement, the Parties agree as follows:

Article I
DEFINITIONS AND RELATED MATTERS

Section 1.1 Certain Defined Terms. When used in this Agreement, the following terms shall have the respective meanings set forth below:

“AAA” has the meaning set forth in Section 12.6.

“AAA Rules” has the meaning set forth in Section 12.6.

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with the first mentioned Person. An Affiliate of a collective investment vehicle shall also include any other collective investment vehicle that is managed or advised by the same Person or by an Affiliate of said Person, and any members or partners of such investment vehicle. A Person shall be deemed to Control

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another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Contract” means any Contract between the Company, on the one hand, and S&W or any of S&W’s respective Affiliates (other than the Company) or any director, manager or officer of S&W or any of its Affiliates (other than Company), on the other hand.

“Aggregate Units” means, collectively, the Contribution Units and the Purchased Units which equate to 6,600 Units representing a combined sixty six percent (66%) Membership Interest as of the Closing Date.

“Agreement” has the meaning set forth in the Preamble.

“Allocation” has the meaning set forth in Section 9.3(c).

“Anti-Corruption Laws” means (a) the United States Foreign Corrupt Practices Act of 1977; (b) United Kingdom Bribery Act 2010; and (c) all applicable national, regional, provincial, state, municipal or local laws and regulations that prohibit tax evasion, money laundering or otherwise dealing in the proceeds of crime or the bribery of, or the providing of unlawful gratuities, facilitation payments or other benefits to, any Governmental Authority or any other Person.

“Applicable Data Protection Laws” means all applicable laws, rules, regulations, and governmental requirements governing the protection, collection, access, use, storage, disposal, disclosure, registration, processing, or transfer of Personal Information, including the Health Insurance Portability and Accountability Act, the Gramm-Leach-Bliley Act , the Fair Credit Reporting Act, U.S. state data security and breach notification laws, U.S. state biometric information privacy acts, the California Consumer Privacy Act, the European Union General Data Annex – 2 Protection Regulation (EU) 2016/679, and any other applicable U.S. and international laws concerning the privacy or security of Personal Information.

“Arbitration Notice” has the meaning set forth in Section 12.6.

“Assignment and Assumption” means an assignment and assumption agreement in substantially the form of Exhibit T.

“Assignment of Membership Interest” means an assignment in substantially the form of Exhibit C.

“Assignment of Permits” means an assignment in substantially the form of Exhibit V.

“Bill of Sale” means the form of bill of sale attached hereto as Exhibit I.

“Business” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by applicable Law to be closed in Houston, Texas or New York City, New York.

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“Closing” has the meaning set forth in Section 5.1.

“COBRA” means the continuation coverage requirements of Title I, Subtitle B, Part 6 of ERISA or Section 4980B of the Code.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder.

“Collective Bargaining Agreement” means any collective bargaining agreement, Union contract, employee representation agreement, works council agreement, project labor agreement, or other agreement, including all memoranda of agreement, understandings, and side letters relating thereto, in each case whether written or oral, with any labor organization, or Union, or other employee organization.

“Company” has the meaning set forth in the Preamble.

“Company Privacy Program” means the privacy and data protection policies, notices and/or applicable terms of use concerning the protection, collection, access, use, storage, disposal, disclosure, registration, processing, or transfer of Personal Information, as updated from time to time, of the Company, including those relating to payment card industry security standards which are published on its website, and/or promises or representations regarding same agreed with or notified to employees, contractors, vendors, directors, officers, consumers or customers.

“Company Service Agreement” means the service agreement in the form attached as Exhibit R pursuant to which the Company will provide various services to Shell.

“Company Account” means the bank account that is established and solely owned and controlled by the Company (subject, from and after Closing, to the terms of the LLC Agreement), the details and wire transfer instructions for which are set forth on Exhibit M.

“Computer Systems” means IT Equipment and IT System.

“Contract” means any binding contract, agreement, note, bond, loan, instrument, lease, mortgage, deed of trust, instrument, license, purchase order, commitment or other arrangement or agreement.

“Contracting Parties” has the meaning set forth in Section 12.8.

“Control” (including the terms “Controlling” and “Controlled”), means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Contribution Units” has the meaning set forth in Section 2.3.

“Damages” has the meaning set forth in Section 10.2.

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“Data Processor” means any third party which processes Personal Data on behalf of and on the instructions of S&W and/or the Company and includes a Service Provider as defined by Applicable Data Protection Law.

“Debt Contribution” has the meaning set forth in Section 4.3.

“Dispute” has the meaning set forth in Section 12.6(a).

“Employee Benefit Plan” means any plan, program, practice, policy, agreement, contract, or arrangement, in each case whether formal or informal, written or oral, and funded or unfunded, providing pension, benefit, retirement, supplemental retirement, profit-sharing, compensation, deferred compensation, bonus or incentive compensation, retention, employment, consulting, commission, equity or equity-based compensation, performance award, change in control, severance, salary continuation, group or individual health, medical, dental, vision, disability, life insurance, survivor, welfare, fringe benefit, vacation, paid time off, sick leave, accrued leave, or other similar benefits, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA and whether or not tax-qualified, which is or has been maintained, sponsored, contributed to, or required to be contributed to by S&W or any of its Subsidiaries for the benefit of any current or former director, officer, employee, independent contractor, or consultant of S&W or any of its Subsidiaries, or any spouse or beneficiary thereof, or under or with respect to which S&W or any of its Subsidiaries or ERISA Affiliates has or could reasonably expect to have any liability or obligation.

“Employment Agreement” shall mean an agreement in the form of Exhibit N to be executed between the Key Executive and the Company, conditioned upon Closing.

“Employment Effective Date” has the meaning set forth in Section 3.3.

“Environmental Law” means any applicable Law in effect as of the Execution Date relating to worker health or safety (regarding exposure to Hazardous Materials), pollution, or protection of the environment.

“Equity Securities” means any share, capital stock, partnership, limited liability company, member or similar interest in any Person, and any equity appreciation rights, restricted equity, phantom equity, profits interest, equity appreciation right, restricted equity, option, warrant, right or security convertible, exchangeable or exercisable therefor or other instrument, obligation or right the value or voting interest of which is based on any of the foregoing, in each case issued, granted, entered into, agreed to or authorized by such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and other guidance promulgated thereunder.

“ERISA Affiliate” means each Person that, at any relevant time, is or was treated as a “single employer” with S&W or any of its Subsidiaries pursuant to Section 414(b), (c), (m), or (o) of the Code or Section 4001(b) of ERISA.

“Escrow Agreement” means the form of escrow agreement attached hereto as Exhibit F.

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“Execution Date” has the meaning set forth in the Preamble.

“First American” means First American Title Insurance Company, whose office is located at 601 Travis St., Suite 1875, Houston, Texas, 77002.

“Fraud” means (a) a false representation or omission of a material fact by a Person, (b) made with knowledge or belief of its falsity, (c) with the intent of inducing another Person to act, or refrain from acting, to such other Person’s detriment, and (d) upon which such other Person acted or did not act in justifiable reliance on the representation, with resulting Damages, and which shall expressly exclude any other claim of fraud that does not include the elements set forth in this definition, including constructive fraud, negligent misrepresentation or any similar theory.

“Fundamental S&W Representations” means the representations and warranties of S&W (a) in respect of the Company set forth in Section 7.1(a) (Existence), Section 7.1(b) (Qualification), Section 7.1(c) (Authorization; Enforceability), Section 7.1(d) (No Conflicts), and Section 7.1(j) (Issued and Outstanding Units of the Company), and Section 7.1(l) (Employee Benefit Plans and Employees); and (b) in respect of S&W set forth in Section 7.2(a) (Existence), Section 7.2(b) (Qualification), Section 7.2(c) (Authorization; Enforceability), Section 7.2(d) (No Conflicts) and Section 7.2(i) (Certain Fees), Section 7.2(r) (Employee Benefit Plans) and Section 7.2(s) (Employment Matters).

“Fundamental Shell Representations” means the representations and warranties of the Shell set forth in Section 6.1 (Existence), Section 6.2 (Qualification); Section 6.3 (Authorization; Enforceability), Section 6.4 (No Conflicts), and Section 6.7 (Certain Fees).

“GAAP” means accounting principles generally accepted in the United States.

“General Warranty Deed” means the form of general warranty deed attached hereto as Exhibit H.

“Governmental Authority” means (a) any federal, state, province, local, municipal, tribal, foreign or other government or any company partially controlled by a government, (b) any governmental or quasi‑governmental authority of any nature (including any governmental agency, branch, department, official (at any level), entity or regulatory organization and any court or other tribunal), (c) anyone exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal, (d) any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any federal, state, province, local, municipal or foreign government or other political subdivision or otherwise, or any officer or official thereof with requisite authority, (e) any accreditation or self‑regulatory body or securities or other exchange or clearing system, and (f) any political party.

“Governmental Official” means any official or employee of any government, or any agency, ministry, department of a government (at any level), any person acting in an official capacity for a government regardless of rank or position, any official or employee of a company wholly or partially controlled by a government (for example, a state owned oil company), a political party and any official of a political party, any candidate for political office or any officer or employee of a public international organization, such as the United Nations or the World Bank,

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or any immediate family member (meaning a spouse, dependent child or household member) of any of the foregoing.

“Hazardous Material” means any substance, material or waste that is regulated pursuant to any Environmental Law, without limitation, including petroleum, asbestos, PFAS, PFOA and per- and poly-fluoroalkyl substances.

“Intellectual Property” means intellectual and industrial property rights under the Laws of any jurisdiction, including any patents and patent applications, inventions (whether or not patentable), trademarks, trade names, service marks, brand names, domain names, copyrights and rights in copyrightable works (including computer programs or databases), Trade Secrets, know-how and other rights in confidential or proprietary information, all as related to the Business.

“IP Assignment” the Form of Assignment of Intellectual Property Rights attached as Exhibit Q.

“IT Equipment” means any computer hardware, devices, components, related goods and equipment, and any related manuals and documentation.

“IT System” means any IT Equipment, software including Online Service, networks, and related devices, manuals, and documentation.

“Key Executive” means the individual identified as such on Exhibit S.

“Key Personnel” means the individuals identified as such on Exhibit S.

“Knowledge” means that a Party’s officers, or its directors or managers, as applicable, either (i) have actual knowledge of the matter, or (ii) acting reasonably and after due inquiry should have knowledge of the matter or fact.

“Law” means any statute, law, rule or regulation, or any judgment, order, writ, injunction or decree of any Governmental Authority to which a specified Person or property is subject, and shall include without limitation Anti-Corruption Laws.

“Leased Real Property” means all leasehold or subleasehold estates, licenses, concessions, guarantees or other agreements (whether written or oral), including all amendments, extensions, and renewals, to any land, buildings, structures, improvements, fixtures or other interests in real property held by S&W.

“Leases” means all leases and subleases pursuant to which S&W holds any Leased Real Property or leased personal property.

“Liabilities” means indebtedness, liabilities, obligations or commitments of any nature whatsoever, known or unknown, asserted or unasserted, absolute or contingent, due or to become due, accrued or unaccrued, matured or unmatured or otherwise.

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“Licensed Intellectual Property” means material Intellectual Property licensed to S&W pursuant to an agreement with a third party, excluding generally available commercial “off the shelf” software.

“Lien” means any lien, deed of trust, financing statement, mortgage, security interest, pledge, charge, encumbrance, hypothecation or deposit arrangement or other arrangement or instrument having the practical effect of any of the foregoing.

“LLC Agreement” means that certain Limited Liability Agreement of the Company, to be entered into and dated as of the Closing Date, in the form attached hereto as Exhibit A.

“Malicious Instructions” has the meaning set forth in Section 7.2(t)(x).

“Material Adverse Effect” means any change, inaccuracy, effect, event, result, occurrence, condition or fact (for the purposes of this definition, each, an “event”) (whether foreseeable or not and whether covered by insurance or not) that has had, or would reasonably be expected to have, individually or in the aggregate with any other event or events, a material adverse effect on (a) the Business, the S&W Contributions, or the Company, or (b) the ability of either S&W or Shell to consummate the Closing and the Transactions. With respect to clause (a) of this definition, Material Adverse Effect shall not include any effects resulting from (i) general changes in industry, economic, or political conditions or markets; (ii) shutdowns of Governmental Authorities; (iii) civil unrest or similar disorders or terrorist attacks; (iv) changes of any Laws after the Execution Date; (v) COVID-19 or any other epidemic or pandemic; (vii) changes in service costs generally applicable to the business of S&W, whether generally or in the area where the Company is located; or (viii) the announcement, pendency or consummation of the Transactions contemplated by this Agreement.

“Member” has the meaning assigned to such term in the LLC Agreement.

“Member Contributions” shall mean the Shell Closing Contribution, Post-Closing Contribution, and the S&W Contributions.

“Membership Interest” means, as of any date with respect to any Member, a percentage equal to (a) the aggregate number of Units owned by such Member as of such date divided by (b) the aggregate number of all Units issued and outstanding as of such date.

“MTAs” means each of the material transfer agreements listed on Schedule 7.2(k).

“NDA” shall mean that certain Non-Disclosure Agreement dated June 1, 2021, by and between [***] and S&W.

“Non-Reimbursable Damages” has the meaning set forth in Section 10.7.

“Nonparty Affiliates” has the meaning set forth in Section 12.8.

“Non-U.S. Benefit Plan” means each Employee Benefit Plan that is maintained, sponsored, contributed to, or required to be contributed to by S&W or any of its Subsidiaries or ERISA

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Affiliates primarily for the benefit of individuals outside of the United States or subject to the Laws of a jurisdiction outside the United States of America.

“Offers of Employment” shall mean a formal written offer in substantially the form of Exhibit G.

“Offtake Agreement” means an agreement between Shell or its Affiliate and the Company in substantially the form of Exhibit B.

“Online Service” means any cloud services such as software as a service, platform as a service, or infrastructure as a service, which provide on-demand network access to configurable and scalable computing resources provided as a service.

“Order” means any legally binding award, injunction, judgment, order, ruling, subpoena, or verdict or other decision entered, issued, made, or rendered by any Governmental Authority.

“Organizational Documents” means, as applicable, a Person’s agreement or certificate of limited partnership, limited liability LLC Agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents.

“Outside Date” has the meaning set forth in Section 11.1(b).

“Party” has the meaning specified therefor in the Preamble.

“Permits” means any permit, license authorization, consent, certificate, approval and/or franchise from any Governmental Authority.

“Permitted Exceptions” has the meaning given to it in Exhibit B attached to and made part of the General Warranty Deed.

“Person” means an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated organization, a limited liability company, a government and any agency or political subdivision thereof.

“Personal Information” means any information relating to an identified or identifiable individual, unless otherwise defined by Applicable Data Protection Laws in which case such definition shall prevail.

“Personnel” means the individuals identified as such on Exhibit S.

“Post-Closing Contribution” has the meaning set forth in Section 2.2.

“Post-Closing Payment” has the meaning set forth in Section 4.4.

“Proceeding” means any action, claim, suit, audit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and any appeal in such an action, claim, suit, audit or proceeding, by or before any Governmental Authority.

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“Property Taxes” means all ad valorem, real property and personal property Taxes, all general and special private and public assessments relating to real property, and all similar obligations and Taxes.

“Purchase Price” has the meaning set forth in Section 4.2Section 4.2.

“Purchased Units” has the meaning set forth in Section 4.1.

“Relevant Authority” means any supervisory body, any banking or financial services or other regulatory authority, relevant securities commissions, stock exchange authorities, foreign exchange authorities, foreign investment authorities, competition and anti-trust or economic or trade controls and sanctions authorities or similar entities or authorities, any government, government department or governmental, quasi-governmental, supranational, statutory, regulatory or investigative body, authority, agency, bureau, board, commission, association, institution, department, court of judicial authority, arbitrator, tribunal or instrumentality thereof in any applicable jurisdiction, including a Tax authority.

“Representatives” means, with respect to a specified Person, the officers, directors, managers, employees, agents, advisors (including attorneys, accountants, consultants, bankers and financial advisors) and other representatives of such Person.

“Restricted Party” means any individual, legal person, entity or organization (i) targeted by national, regional or multilateral trade or economic sanctions under Trade Control Laws; or (ii) directly or indirectly owned or controlled or acting on behalf of such persons, entities or organizations and including their directors, officers or employees.

“S&W” has the meaning set forth in the Preamble.

“S&W Contracts” has the meaning set forth in Section 7.2(k)Section 7.2(k).

“S&W Contributions” means, collectively, the S&W Tangible Property and the S&W Intangible Property.

“S&W Indemnified Party” has the meaning set forth in Section 10.2.

“S&W Intangible Property” means, the Intellectual Property described on Exhibit L and the S&W Contracts.

“S&W Group” means S&W and each Subsidiary of S&W including Company.

“S&W Personal Property” means the vehicles, fixed assets (e.g., machinery, tools, lifts) and other similar equipment described on Exhibit K.

“S&W Real Property” means the land described on Exhibit J, together with all buildings, structures, improvements, and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, including without limitation any/all wells and water rights.

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“S&W Secondment Agreement” shall mean an agreement between S&W and the Company in substantially the form of Exhibit D, whereby S&W contracts to provide the Key Executive, Key Personnel, and Personnel to perform services for the Company post-Closing.

“S&W Service Agreement” means the service agreement in the form attached as Exhibit E pursuant to which S&W will provide various functional and technical services to the Company.

“S&W Tangible Property” means, collectively, the S&W Personal Property and the S&W Real Property.

“Scheduled Real Property Liens” has the meaning set forth in Section 7.2(n).

“Securities Act” means the Securities Act of 1933, as amended.

“Service Agreement” means the Purchase Contract for Goods and Services between Company and S&W in the form attached hereto as Exhibit E.

“Settlement Statement” means the Settlement Statement to be executed by the Parties, VBO and First American in the form of Exhibit W.

“Shell” has the meaning in the Preamble.

“Shell Aggregate Capital Contribution” means the amount of Forty Five Million Dollars ($45,000,000.00), representing the sum of the Debt Contribution, Shell Closing Contribution, Purchase Price, Post-Closing Payment, and Post-Closing Contribution.

“Shell Closing Contribution” has the meaning set forth in Section 2.1.

“Shell Contributions” means, collectively, the Debt Contribution, Shell Closing Contribution, Purchase Price, Post-Closing Payment, and Post-Closing Contribution.

“Shell Indemnified Party” has the meaning set forth in Section 10.3.

“Standard Tons” means a short US ton on a 9% moisture basis.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any other Person of which an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first Person. For the purposes hereof, the term Subsidiary shall include all Subsidiaries of such Subsidiary.

“Tax Return” means any return, report, declaration of estimated Tax, information statement, or claim for refund filed relating to, or required to be filed in connection with, any Taxes (including any form, amendment, schedule or attachment).

“Taxes” means any U.S. federal, state or local or non-U.S. income, gross receipts, license, payroll, employment, excise, occupation, premium, environmental, production, severance,

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customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, or estimated tax, fee or similar charge, in each case, in the nature of a tax (including any interest, penalty, or addition thereto).

“Third Party” means any Person who is not a Party hereto or an Affiliate of a Party.

“Trade Control Laws” means any applicable Laws concerning trade or economic sanctions or embargoes, Restricted Party lists issued by a Relevant Authority, trade controls on the imports, export, re-export, transfer or otherwise trade of goods, services or technology, anti-boycott legislation and any other similar regulations, rules, restrictions, orders or requirements having the force of law in relation to the above matters and in force from time to time, including those of the European Union, the United Kingdom, the United States of America or any government laws in relation to the above matters applicable to a party to this Agreement or any of the Transaction Documents.

“Trade Secrets” means all non-public inventions invention disclosures and improvements (whether patentable or not), product recipes and ingredients, trade secrets, proprietary or confidential information, know-how and technology.

“Tranche 1 Milestones” means that the Company has achieved all of the following targets within the timeframe specified: (i) the aggregate of free cash flow of the Company from the Closing Date until the date that is [***] after the third anniversary of the Closing Date is [***], (ii) the aggregate of free cash flow of the Company from the second anniversary of the Closing Date until the date that is [***] after the third anniversary of the Closing Date is [***], and (iii) the Company has produced at least [***] of Camelina sativa grain with [***] feedstock carbon intensity (“CI”) score from California Air Resources Board (“CARB”) by or before the fourth anniversary of the Closing Date.

“Tranche 2 Milestones” means that the Company has achieved all of the following targets within the timeframe specified: (i) the aggregate of free cash flow of the Company from the third anniversary of the Closing Date until the sixth anniversary of the Closing Date is [***], (ii) the aggregate of free cash flow of the Company from the fifth anniversary of the Closing Date until the sixth anniversary of the Closing Date is [***], and (iii) the Company has produced at least [***] of Camelina sativa grain with [***] feedstock carbon intensity score from CARB by or before the seventh anniversary of the Closing Date.

“Transaction Documents” means the LLC Agreement, the Assignment of Membership Interest, the Offtake Agreement, Employment Agreement, S&W Service Agreement, Company Service Agreement, Escrow Agreement, General Warranty Deed, Bill of Sale, IP Assignment, Assignment and Assumption (for each of the S&W Contracts), S&W Secondment Agreement, Assignment of Permits and each other agreement, instrument and document (other than this Agreement) executed or to be executed (as applicable) by Shell and/or S&W, and in connection

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with the Transactions and the Transfer of the Aggregate Units to Shell, from time to time pursuant to this Agreement.

“Transactions” means the consummation of the Shell Contributions, S&W Contributions, and assignment and transfer of the Aggregate Units at the Closing on the terms and conditions described in this Agreement and the Transaction Documents and the other transactions contemplated hereby or thereby.

“Transfer” has the meaning assigned to such term in the LLC Agreement.

“Transferred Personnel” has the meaning set forth in Section 3.3.

“True-Up Payment” means a payment from S&W to Shell that is calculated in accordance with the formula set forth in Exhibit P, which is intended to reimburse Shell for the proportion of any prior Call Notice (as defined in the LLC Agreement) funded by Shell that corresponds with the percentage of Membership Interest to be transferred from Shell to S&W pursuant to Section 8.1(a), Section 8.1(b), or Section 8.2, as applicable, plus [***]. For illustration purposes, a hypothetical example of a True-Up Payment has been included in Exhibit P.

“Union” means any union, works council, or other labor or employee body or organization.

“Unit” has the meaning assigned to such term in the LLC Agreement.

Section 1.2 Construction.

(a) The definitions in Section 1.1 will apply equally to both the singular and plural forms of the terms defined. The rules of construction set forth in this Section 1.2 shall apply to the interpretation of this Agreement. All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions of or to this Agreement refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections, and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections, and other subdivisions of or to this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language of this Agreement. The words “this Agreement,” “herein,” “hereby,” “hereunder,” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection, or other subdivision of or to this Agreement unless expressly so limited. The words “this Article,” “this Section,” “this subsection,” and “this clause,” and words of similar import, refer only to the Article, Section, subsection or clause in which such words occur. Wherever the word “including” (in its various forms) is used in this Agreement, it shall be deemed to be followed by the words “without limitation.” Unless expressly provided to the contrary, if a word or phrase is defined, its other grammatical forms have a corresponding meaning. The words “shall” and “will” have the equal force and effect. The word “or” means and includes “and/or”. All references to “$” or “Dollars” shall be deemed references to United States Dollars. Each accounting term not defined in this Agreement will have the meaning given to it under GAAP as in effect as of the Execution Date. Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender, and words, terms, and titles (including terms defined in this Agreement) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Reference in this Agreement to any federal, state,

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local, or foreign Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise, and, unless expressly provided to the contrary, reference in this Agreement to any agreement, instrument, or Law means such agreement, instrument, or Law as from time to time amended, modified, or supplemented, including, in the case of agreements or instruments, by waiver or consent and, in the case of Laws, by succession of comparable successor Laws. If any period of days referred to in this Agreement shall end on a day that is not a Business Day, then the expiration of such period shall automatically be extended until the end of the first succeeding Business Day. References to a Person are also to its permitted successors and permitted assigns.

(b) Each Party acknowledges that it and its attorneys and advisers have been given an equal opportunity to negotiate the terms and conditions of this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party or any similar rule operating against the drafter of an agreement shall not be applicable to the construction or interpretation of this Agreement.

Article II
CONTRIBUTIONS BY SHELL

Section 2.1 Shell Closing Contribution. Subject to satisfaction or waiver by Shell of the conditions precedent set forth in Section 5.3(a), Shell shall make a capital contribution to the Company in the amount of Thirteen Million Dollars ($13,000,000.00) (the “Shell Closing Contribution”). In relation to the Shell Closing Contribution, Shell shall be credited with a prior payment to S&W in the amount of Six Hundred Forty Thousand ($640,000), which was paid by Shell [***], as pre-payment for Shell Closing Contribution. On the Closing Date, Shell shall transfer the remainder of the Shell Closing Contribution, in the amount of Twelve Million Three Hundred Sixty Thousand Dollars ($12,360,000) to the Company, in immediately available funds by wire transfer to the Company Account. For clarity, the Shell Closing Contribution shall not be considered a capital call of the Parties under the LLC Agreement and shall not require any corresponding cash capital contribution from S&W.

Section 2.2 Post-Closing Contribution. On the first anniversary of the Closing Date, Shell shall make an additional capital contribution to the Company in the amount of Twelve Million Dollars ($12,000,000.00) (the "Post-Closing Contribution"), in immediately available funds by wire transfer to the Company Account. For clarity, the Post-Closing Contribution shall not be considered a capital call of the Parties under the LLC Agreement and shall not require any corresponding cash capital contribution from S&W.

Section 2.3 Transfer of Contribution Units. Subject to the terms and the conditions of this Agreement, at the Closing, Shell will receive [***] Units representing [***] Membership Interest in the Company as of the Closing Date (the “Contribution Units”) as consideration for the Shell Closing Contribution and the Post-Closing Contribution. The Contribution Units shall be transferred free and clear of all Liens, other than Liens arising under applicable federal and state securities Laws or any of the Transaction Documents. When Transferred to Shell, the Contribution Units shall

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have the rights, preferences, privileges and restrictions associated with Units set forth in the LLC Agreement.

Article III
CONTRIBUTIONS BY S&W

Section 3.1 Tangible Property Contribution. Effective as of the Closing Date, subject to satisfaction or waiver by S&W of the conditions precedent set forth in Section 5.3(b), S&W shall contribute all of the S&W Tangible Property to the Company. In order to effectuate the contribution of the S&W Real Property, S&W shall execute the Escrow Agreement and deliver a fully executed original General Warranty Deed to First American on the Execution Date of this Agreement.

Section 3.2 Intangible Property Contribution. Effective on or prior to the Closing Date, subject to satisfaction or waiver by S&W of the conditions precedent set forth in Section 5.3(b), and subject to Section 3.4, S&W shall contribute all of the S&W Intangible Property to the Company.

Section 3.3 Employee Contribution. Prior to the Closing Date, S&W shall cause the Company to make Offers of Employment for “at-will” employment with the Company to each of the Personnel and Key Personnel, and S&W shall cause the Company to extend an Employment Agreement to the Key Executive. The Offers of Employment and the Employment Agreement will be conditioned upon Closing, with such employment to be effective no later than sixty (60) days after the Closing Date, as confirmed in writing by the Company (such date is referred to herein as the “Employment Effective Date”), and each of the Personnel and Key Personnel who accept an Offer of Employment and Key Executive who accepts an Employment Agreement is referred to herein as “Transferred Personnel”. Except as otherwise required by applicable Law, effective as of the Employment Effective Date, S&W shall treat the Transferred Personnel as voluntarily resigning from their employment with S&W, and ceasing as active employees with S&W. S&W shall defend, indemnify and hold Shell and the Company harmless from and against any and all Liabilities related to or arising out of (i) S&W’s employment of the Key Executive or any of the Personnel or Key Personnel prior to the Employment Effective Date.

Section 3.4 S&W Contracts Contribution. Except as otherwise provided in this Section 3.4, on or prior to the Closing Date, S&W shall contribute, assign and convey to the Company each of the respective S&W Contracts, by executing an Assignment and Assumption. Notwithstanding the foregoing, for any S&W Contracts reflected in Schedule 7.2(k) which have not been assigned to the Company as of Closing, then after Closing S&W shall promptly (i) notify all such third parties and use best efforts to secure all required third party consents, and (ii) execute and deliver to the Company an Assignment and Assumption for each of such MTAs and S&W Contracts promptly upon receiving the required third party consents, effective (to the extent agreeable by such third party) as of the Closing Date. S&W shall retain, and shall indemnify, defend and hold the Company harmless from and against any and all Liabilities under any of the respective S&W Contracts which accrue or otherwise related to the period of time prior to the “Effective Date” of the applicable Assignment and Assumption. The Company shall release S&W from, and shall indemnify, defend and hold S&W harmless from and against any and all Liabilities

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under any of the respective S&W Contracts which accrue or otherwise relate to the period of time after the “Effective Date” of the applicable Assignment and Assumption of any such S&W Contracts to the Company.

Section 3.5 Assignment of Permits. The Parties intend that all Permits relating to the Business and/or the S&W Contributions, which are capable of being transferred and/or assigned to the Company, shall be transferred and assigned from S&W to the Company. At Closing, S&W and the Company shall execute an Assignment of Permits substantially in the form of Exhibit V attached hereto and incorporated herein by reference. To the extent any assignable Permits require any third-party consent to be effectively assigned to the Company, and such consent has not been received as of Closing, then after Closing S&W shall promptly use best efforts to secure any such required third-party consents. To the extent that any Permits are not assignable, S&W shall cooperate with and provide any and all information, documentation and/assistance reasonably requested by VBO in respect of VBO’s application for any outstanding Permits. S&W shall retain, and shall indemnify, defend and hold the Company harmless from and against any and all Liabilities (including any fines and penalties) related to, under, or arising out of any of the respective Permits (or lack thereof) which accrue or otherwise related to the period of time prior to the “effective date” of transfer or assignment of such Permit to the Company, if applicable, or prior to the “effective date” of any replacement Permit acquired by VBO post-Closing if not assignable. The Company shall release S&W from, and shall indemnify, defend and hold S&W harmless from and against any and all Liabilities (including fines and penalties) related to, under, or arising out of any of the respective Permits which accrue or otherwise relate to the period of time after the “effective date” of transfer or assignment of such Permit to the Company, if applicable, or after the “effective date” of any replacement Permit acquired by VBO post-Closing if not assignable.

Section 3.6 Non-Solicitation. Each Party agrees and covenants not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any Transferred Personnel during a term of [***] months, to run consecutively, beginning on the Closing Date; provided that response to a general solicitation which is not directed specifically to any Transferred Personnel shall not be a violation of the Parties’ non-solicitation obligations set forth in this Section 3.6.

Article IV
PURCHASE AND SALE OF UNITS

Section 4.1 Transfer of Purchased Units. Subject to the terms and the conditions of this Agreement, at the Closing, S&W shall sell, assign and Transfer to Shell [***] Units representing a [***] Membership Interest in the Company as of the Closing Date (the “Purchased Units”), as consideration for the Purchase Price, the Debt Contribution, and the Post-Closing Payment. The Purchased Units shall be transferred free and clear of all Liens, other than Liens arising under applicable federal and state securities Laws or any of the Transaction Documents. When Transferred to Shell, the Purchased Units shall have the rights, preferences, privileges and restrictions associated with Units set forth in the LLC Agreement.

Section 4.2 Purchase Price. In consideration of the Transfer of the Purchased Units to Shell, Shell shall pay to S&W at the Closing an aggregate amount equal to Seven Million Dollars

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($7,000,000.00) (the “Purchase Price”), in immediately available funds by wire transfer to the account designated in writing by S&W to Shell.

Section 4.3 Debt Contribution. As additional consideration for the sale of the Purchased Units to Shell, on the Execution Date of this Agreement, Shell shall execute the Escrow Agreement and transfer the amount of Seven Million Dollars ($7,000,000.00) (the “Debt Contribution”) to First American, acting in the capacity as the “Escrow Agent” (as such term is defined in the Escrow Agreement), in immediately available funds by wire transfer to the account designated in writing by First American. The Parties acknowledge and agree that the Parties intend for First American, acting as Escrow Agent, to distribute the Debt Contribution to S&W’s lienholders in order to satisfy and release any and all Scheduled Real Property Liens in connection with S&W’s contribution of the S&W Tangible Assets into the Company pursuant to Section 3.1.

Section 4.4 Post-Closing Payment.

(a) On the first anniversary of the Closing Date, as additional consideration for the sale of the Purchased Units to Shell, Shell shall pay to S&W an additional amount equal to Six Million Dollars ($6,000,000.00) subject to any reductions pursuant to Section 4.4(b) below (the “Post-Closing Payment”), in immediately available funds by wire transfer to the account designated in writing by S&W to Shell.

(b) Notwithstanding anything contained in this Agreement to the contrary, in the event that (i) the Employment Effective Date for any of the Key Personnel or the Key Executive is later than ninety (90) days after the Closing Date or any of the Key Personnel or the Key Executive is no longer employed by the Company for any reason as of the first anniversary of the Closing Date, and (ii) S&W or the Company, as applicable, fails to replace such Key Personnel or Key Executive with personnel of reasonably similar (or better) qualifications within ninety (90) days of the event triggering clause (i) above (if any), then the Post-Closing Payment shall be reduced by an amount equal (i) to the product of Five Hundred Thousand Dollars ($500,000.00) multiplied by the number of any such Key Personnel (if any), plus (ii) the amount of One Million Dollars ($1,000,000.00) if both criteria set forth above in this Section 4.4(b) apply to the Key Executive.

Article V
CLOSING

Section 5.1 Closing. The consummation of the Shell Closing Contribution, S&W Contributions, payment of the Debt Contribution, payment of the Purchase Price, and assignment and transfer of the Aggregate Units (the “Closing”) will take place on February 6, 2023, or, if all of the conditions to Closing set forth in Section 5.3 have not been satisfied or waived by the applicable Party by February 6, 2023, on the following Business Day following the satisfaction or waiver by the applicable Party of all conditions set forth in Section 5.3, or at such other place or on such other date as is mutually acceptable to the Parties, by electronic exchange of signature pages and closing deliveries of the respective Parties set forth in Section 5.2. The date of the Closing hereunder is referred to as the “Closing Date”.

Section 5.2 Deliveries at the Closing

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(a) Deliveries of Shell at the Closing. At the Closing, Shell shall deliver, or cause to be delivered, to S&W and/or the Company:

(i) a counterpart signature of the LLC Agreement executed by Shell;

(ii) a counterpart signature of the Offtake Agreement executed by Shell;

(iii) a counterpart signature of the Company Service Agreement executed by Shell;

(iv) a counterpart signature of the Assignment of Membership Interest executed by Shell;

(v) the Shell Closing Contribution;

(vi) the Purchase Price; and

(vii) a counterpart signature of the Settlement Statement executed by Shell.

(b) Deliveries of S&W at the Closing. At the Closing, S&W shall deliver, or shall cause the Company to deliver, to Shell:

(i) counterpart signatures of the LLC Agreement executed by S&W and the Company;

(ii) a counterpart signature of the Offtake Agreement executed by the Company;

(iii) a fully executed S&W Service Agreement executed by S&W and the Company;

(iv) counterpart signature of the Company Service Agreement executed by the Company;

(v) counterpart signatures of the Assignment of Membership Interest executed by S&W and the Company;

(vi) a fully executed Assignment and Assumption executed by S&W and the Company for each of the respective S&W Contracts that are identified in Schedule 7.2(k) as having been assigned to the Company on or prior to the Closing Date;

(vii) a fully executed Bill of Sale conveying all of the S&W Personal Property executed by S&W and the Company;

(viii) a fully executed IP Assignment executed by S&W and the Company;

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(ix) a fully executed Assignment of Permits executed by S&W and the Company;

(x) a fully executed S&W Secondment Agreement executed by S&W and the Company; and

(xi) counterpart signatures of the Settlement Statement executed by S&W and the Company.

Section 5.3 Conditions to Closing.

(a) Closing Conditions of Shell. The obligation of Shell to proceed with Closing and to enter into and consummate the Transactions contemplated by this Agreement as of Closing is subject to the satisfaction (or waiver by Shell, at its sole discretion) of the following conditions on or prior to the Closing Date:

(i) All representations and warranties of S&W contained in Article VII (including those on behalf of the Company) of this Agreement will be true and correct in all material respects as of the Execution Date hereof and as of the Closing Date, as though made on and as of the Closing Date (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date);

(ii) S&W shall have performed and complied in all material respects with all of the covenants and agreements required by this Agreement to be performed or complied with by S&W on or prior to the Closing Date;

(iii) no Law shall be in effect precluding or enjoining, restraining, preventing or prohibiting consummation of the Closing or any of the Transactions, or making the consummation of the Closing or any of the Transactions illegal;

(iv) the Key Executive shall have executed a conditional Employment Agreement in accordance with Section 3.3;

(v) each of the Key Personnel shall have accepted conditional Offers of Employment from the Company in accordance with Section 3.3;

(vi) at least [***] of the Personnel shall have accepted conditional Offers of Employment from the Company in accordance with Section 3.3;

(vii) each of Shell, S&W, the Company, and First American shall have executed the Escrow Agreement;

(viii) S&W shall have delivered a payoff statement from S&W’s lender which shall include the payoff amount for the lien on the S&W Real Property, the good through date for such payoff, the per diem amount, as well as wire transfer instructions;

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(ix) S&W shall have delivered a hard copy original executed General Warranty Deed for the S&W Real Property to First American, acting in its capacity as the “Escrow Agent” pursuant to the terms of the Escrow Agreement;

(x) Since the Execution Date hereof, there shall not have occurred and there shall not exist any event or circumstance that has had or is reasonably likely to have a Material Adverse Effect; and

(xi) Satisfactory diligence on the Company Account and S&W's bank account specified for transfer of the Purchase Price.

(b) Conditions to Closing of S&W. The obligation of S&W to enter into and consummate the Transactions contemplated by this Agreement as of Closing is subject to the satisfaction (or waiver by S&W, at its sole discretion) of the following conditions on or prior to the Closing Date:

(i) All representations and warranties of Shell contained in Article VI of this Agreement will be true and correct in all material respects as of the Execution Date hereof and as of the Closing Date, as though made on and as of the Closing Date (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date);

(ii) Shell shall have performed and complied in all material respects with all of the covenants and agreements required by this Agreement to be performed or complied with by Shell on or prior to the Closing Date;

(iii) no Law shall be in effect precluding or enjoining, restraining, preventing or prohibiting consummation of the Closing or any of the Transactions, or making the consummation of the Closing or any of the Transactions illegal;

(iv) each of Shell, S&W, the Company, and First American shall have executed the Escrow Agreement;

(v) Shell shall have deposited the Debt Contribution with First American, acting in its capacity as the “Escrow Agent” pursuant to the terms of the Escrow Agreement; and

(vi) Since the Execution Date hereof, there shall not have occurred and there shall not exist any event or circumstance that has had or is reasonably likely to have a Material Adverse Effect.

Article VI
REPRESENTATIONS AND WARRANTIES OF SHELL

Shell represents and warrants to S&W that, except as disclosed in the disclosure schedules attached hereto (collectively, the “Schedules”), as of the Execution Date and as of the Closing Date:

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Section 6.1 Existence. Shell is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware.

Section 6.2 Qualification. Shell is duly qualified or licensed and is in good standing to do business in each jurisdiction in which its properties or assets are owned, leased, or operated by it, or where the conduct of Shell’s business requires such qualification or licensing.

Section 6.3 Authorization; Enforceability.

(a) Shell has all necessary limited liability company power and authority to enter into this Agreement and each of the Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement, each of the Transaction Documents, and the consummation of the Transactions contemplated herein and therein have been duly and validly authorized by all necessary actions, and no further authorization of Shell is required.

(b) Each of this Agreement and each Transaction Document to which Shell is a party has been duly executed and delivered by or on behalf of Shell and constitutes a legal, valid and binding obligation of Shell, except, in each case, as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a Proceeding in equity or at Law).

Section 6.4 No Conflicts. None of the execution, delivery and performance of this Agreement or any of the Transaction Documents to which Shell is a party or the consummation by Shell of the Transactions (a) conflicts, or will conflict with, or constitutes, or will constitute, a violation of any Organizational Documents of Shell, (b) conflicts, or will conflict with, or constitutes, or will constitute, a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any material Contract to which Shell is a party or (c) violates or will violate any Law or any order, judgment, decree or injunction of any Governmental Authority applicable to Shell, except, solely in the case of clauses (b) or (c), for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, materially and adversely impact the business of Shell, prevent or materially delay the ability of Shell to perform its obligations under this Agreement or the Transaction Documents or consummate the Transaction.

Section 6.5 Governmental Approvals; Consent; Litigation and Legal Proceedings; Compliance with Law. In relation to the Transaction:

(a) No consent, approval, Order or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be obtained or made by Shell in connection with the execution, delivery or performance by Shell of this Agreement or any Transaction Document to which it is a party or the consummation of the Transactions.

(b) The execution and delivery of this Agreement and the Transaction Documents, and the consummation of the Transactions by Shell, do not and will not require any consents, approvals, authorizations or waivers under any material Contract to which Shell, or any of its Affiliates, is a party or by which Shell, its Affiliates, or its or their assets are bound.

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(c) To the Knowledge of Shell, there has been no Proceeding before or by any Governmental Authority now pending or, to the Knowledge of Shell, threatened, to which Shell is a party.

(d) There is no statute, rule, regulation or Order that has been enacted, adopted or issued by any Governmental Authority and no injunction, restraining order or Order of any nature issued by a Governmental Authority of competent jurisdiction to which Shell is subject that is reasonably expected to (i) prevent or result in the suspension of the sale and Transfer of the Aggregate Units, or (ii) prevent or materially delay the ability of Shell to perform its obligations under this Agreement or to consummate the Transaction.

(e) To Shell’s Knowledge, Shell is in compliance in all respects with all Laws applicable to it, except where any instance of such noncompliance would not reasonably be expected to be material to Shell, taken as whole.

Section 6.6 Investor Qualifications. Shell (a) (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment; (b) is able to bear the economic risk of holding the Membership Interest for an indefinite period (including total loss of its investment); (c) is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act; and (d) is not a broker-dealer subject to Regulation T promulgated by the Board of Governors of the Federal Reserve System.

Section 6.7 Certain Fees. No agent, broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the Transaction based upon arrangements made by or on behalf of Shell.

Section 6.8 Ethics and Compliance. In relation to the Transaction:

(a) Neither Shell nor any of its Representatives has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any Governmental Official to improperly influence official action by that Person for the benefit of Shell or any Representatives of Shell, or to otherwise secure an improper business advantage for Shell.

(b) Shell has not violated any Anti-Corruption Laws,

(c) Neither Shell nor any officer, agent or employee engaged by it, or acting on its behalf is or has been involved in any formal investigation or other action by any Governmental Authority concerning any alleged violation of Anti-Corruption Laws.

(d) Shell has not violated any Trade Control Laws, and it is not a Restricted Party or listed on a Restricted Party list;

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(e) Neither Shell nor any officer, agent or employee engaged by it, or acting on its behalf is or has been involved in any formal investigation or other action by any Governmental Authority concerning any alleged violation of Trade Control Laws;

(f) All information provided by Shell to S&W in connection with the respective Party’s ultimate beneficial ownership is accurate in all material respects.

Section 6.9 Independent Investigation. Shell is an informed and sophisticated participant in the Transactions contemplated hereunder and under the Transaction Documents and has conducted its own independent investigation, review and analysis of S&W, the S&W Contributions, the Company and the Membership Interest. Shell acknowledges that Shell and its Representatives have been provided access to certain information, books and records of the Company and S&W, personnel of the Company and S&W and information regarding the Membership Interest, the S&W Contributions, the Company and the Business for such purpose. Shell is relying only on its investigation and those representations contained in this Agreement and the Transaction Documents.

Section 6.10 Disclaimer of Other Representations and Warranties. NEITHER SHELL NOR ANY OF SHELL’S REPRESENTATIVES HAVE MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER IN CONNECTION WITH THE TRANSACTION, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE VI HEREOF (AS QUALIFIED BY THE SCHEDULES DELIVERED HEREWITH) OR IN THE TRANSACTION DOCUMENTS DELIVERED PURSUANT HERETO, AND S&W IS NOT RELYING ON ANY REPRESENTATIONS OR STATEMENTS NOT CONTAINED IN THIS AGREEMENT OR THE TRANSACTION DOCUMENTS.

Article VII
REPRESENTATIONS AND WARRANTIES OF S&W

S&W represents and warrants to Shell that, except as disclosed in the Schedules, as of the Execution Date and as of the Closing Date:

Section 7.1 In Respect of the Company.

(a) Existence. The Company is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has all necessary limited liability company power and authority to own, lease and operate the assets and properties and to conduct its Business as contemplated by the Transactions described in this Agreement. The initial formation of the Company on December 1, 2022 was duly authorized by all requisite company action on the part of the Company. S&W has made available to Shell true, correct and complete copies of the Organizational Documents of the Company that are in effect as of Execution Date, all of which are listed in Schedule 7.1(a). Schedule 7.1(a) contains a complete and accurate list of all of the officers and managers of the Company.

(b) Qualification. Except as set forth in Schedule 7.1(b), the Company is duly qualified or licensed and is in good standing to do business in each jurisdiction in which the S&W

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Contributions are located, or where the conduct of the Business requires such qualification or licensing.

(c) Authorization; Enforceability.

(i) Company has all necessary limited liability company power and authority to enter into each of the Transaction Documents to which it is a party. The execution, delivery and performance of each of the Transaction Documents, and the consummation of the Transactions contemplated herein and therein have been duly and validly authorized by all necessary actions, and no further authorization of Company is required.

(ii) Each Transaction Document to which Company is a party has been duly executed and delivered by or on behalf of Company and constitutes a legal, valid and binding obligation of Company, except, in each case, as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a Proceeding in equity or at Law).

(d) No Conflicts. None of the execution, delivery and performance of any of the Transaction Documents to which the Company is a party or the consummation by Company of the Transactions or conduct of the Business (a) conflicts, or will conflict with, or constitutes, or will constitute, a violation of any Organizational Documents of the Company, (b) conflicts, or will conflict with, or constitutes, or will constitute, a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any material Contract to which the Company is a party or (c) violates or will violate any Law or any order, judgment, decree or injunction of any Governmental Authority applicable to the Company, except, solely in the case of clauses (b) or (c), for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, materially and adversely impact the business of the Company, prevent or materially delay the ability of the Company to perform its obligations under the Transaction Documents or consummate the Transaction.

(e) Governmental Approvals; Consent; Litigation and Legal Proceedings; Compliance with Law. In relation to the Transaction:

(i) Except as described in Schedule 7.1(e), no consent, approval, Order or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of any Transaction Document to which it is a party or the consummation of the Transactions.

(ii) Except as set forth on Schedule 7.1(e), the execution and delivery of the Transaction Documents, and the consummation of the Transactions by the Company, do not and will not require any consents, approvals, authorizations or waivers under any material Contract to which the Company is a party or by which the Company or its assets are bound.

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(iii) To the Knowledge of S&W, there has been no Proceeding before or by any Governmental Authority now pending or, to the Knowledge of S&W, threatened, to which the Company is a party.

(iv) There is no statute, rule, regulation or Order that has been enacted, adopted or issued by any Governmental Authority and no injunction, restraining order or Order of any nature issued by a Governmental Authority of competent jurisdiction to which the Company is subject that is reasonably expected to (i) prevent or result in the suspension of sale and Transfer of the Aggregate Units, or (ii) prevent or materially delay the ability of the Company to perform its obligations under any of the Transaction Documents or to consummate the Transaction or to the Knowledge of S&W conduct the Business.

(v) To S&W’s Knowledge, the Company is in compliance in all respects with all Laws applicable to it, except where any instance of such noncompliance would not reasonably be expected to be material to the Company, taken as whole.

(f) Taxes. Company is classified, and has been classified since the date of its formation, as a disregarded entity for U.S. federal income tax purposes.

(g) Certain Fees. No agent, broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the Transaction based upon arrangements made by or on behalf of the Company.

(h) Ethics and Compliance. In relation to the Transaction:

(i) No member of the S&W Group nor any of their Representatives has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any Governmental Official to improperly influence official action by that Person for the benefit of the S&W Group or any Representatives of any member of the S&W Group, or to otherwise secure an improper business advantage for the S&W Group.

(ii) The Company has not violated any Anti-Corruption Laws,

(iii) Neither the Company nor any officer, agent or employee engaged by it, or acting on its behalf is or has been involved in any formal investigation or other action by any Governmental Authority concerning any alleged violation of Anti-Corruption Laws.

(iv) The Company has not violated any Trade Control Laws, and it is not a Restricted Party or listed on a Restricted Party list;

(v) Neither the Company nor any officer, agent or employee engaged by it, or acting on its behalf is or has been involved in any formal investigation or other action by any Governmental Authority concerning any alleged violation of Trade Control Laws;

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(vi) To S&W’s Knowledge, it has disclosed to Shell in writing, any internal or external investigations by a Governmental Authority in respect of potential or actual breaches of Trade Control Laws relating to the Company.

(vii) All information provided by S&W or the Company to Shell in connection with the Company’s ultimate beneficial ownership is accurate in all material respects.

(i) Contracts. Schedule 7.1(i) contains a complete and accurate list of all Contracts to which the Company is a party or by which the Company is otherwise bound or subject, excluding the Transaction Documents. Prior to the Execution Date hereof, access to true and complete copies of each Contract (if any) has been provided to Shell. Each of the Contracts (if any) is in full force and effect and is a legal, valid, and binding obligation of the Company, and, to the Knowledge of the Company, each other party thereto, enforceable against each such party thereto in accordance with its terms. As of the Execution Date hereof, with respect to all Contracts (if any), neither the Company nor, to the Knowledge of Company, any other party to any such Contract (i) has failed to perform, in any material respect, its obligations under the Contracts required to be performed by it, or (ii) is in material breach or anticipated breach thereof or default thereunder.

(j) Issued and Outstanding Units of the Company. Prior to Closing, there are no authorized, issued or outstanding Units of the Company, and S&W holds a 100% Membership Interest in the Company. Except for the Membership Interest owned by S&W, no Person owns or holds any beneficial rights in or to any Equity Security of the Company. The Company does not have any Subsidiaries and does not own or hold any beneficial rights in or to any Equity Securities of any other Person.

(k) No Undisclosed Liabilities. Except for (i) the Contracts described in Schedule 7.1(i), the Transaction Documents, any credit card balances described in Schedule 7.1(n), and such other Liabilities which are specifically described in Schedule 7.1(k), the Company does not have any Liabilities.

(l) Employee Benefit Plans and Employees. The Company does not and has not ever sponsored, maintained, contributed to, or had an obligation to contribute to an Employee Benefit Plan. The Company does not have and has never had, employed, or retained any employees, including, but not limited to, Personnel, Key Personnel, or any other person who may be considered an employee under any Law or Contract.

(m) Related Party Transactions. Except (i) as set forth on Schedule 7.1(m), (ii) the Company’s Organizational Documents, and (iii) the Transaction Documents, there are no Affiliate Contracts.

(n) Bank Accounts; Company Expenses. Exhibit M sets forth the true and correct details of the Company Account, including the names of all persons authorized to (i) withdraw any funds from the Company Account, access the Company Account, or to borrow from the Company Account, as the case may be. The Company is the sole owner of the Company Account, and no other Person owns any interest therein or holds any other rights thereto. Except

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for the Company Account, the Company does not own or hold any interest or rights in, and there are no other Company funds or assets deposited with or in the possession of, any other bank account, lock box, safe deposit box, or financial institution. Schedule 7.1(n) lists all Company credit cards and credit cards of any Person used for expenses of the Company, along with the balances of each such card for which the Company is, or will be, responsible.

(o) Permits. Except as set forth in Schedule 7.1(o), all Permits required for the Company to conduct the Business, including ownership and/or operation of any of the S&W Contributions, have been obtained by the Company, and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Schedule 7.1(o) lists all current Permits issued to the Company, including the names or description of the Permits and their respective dates of issuance.

Section 7.2 In respect of S&W.

(a) Existence. S&W is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Nevada.

(b) Qualification. S&W is duly qualified or licensed and is in good standing to do business in each jurisdiction in which the S&W Contributions are located, or where the conduct of the Business requires such qualification or licensing.

(c) Authorization; Enforceability.

(i) S&W has all necessary corporate power and authority to enter into this Agreement and each of the Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement, each of the Transaction Documents, and the consummation of the Transactions contemplated herein and therein have been duly and validly authorized by all necessary actions, and no further authorization of S&W is required.

(ii) Each of this Agreement and each Transaction Document to which S&W is a party has been duly executed and delivered by or on behalf of S&W and constitutes a legal, valid and binding obligation of S&W, except, in each case, as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a Proceeding in equity or at Law).

(d) No Conflicts. None of the execution, delivery and performance of this Agreement or any of the Transaction Documents to which S&W is a party or the consummation by S&W of the Transactions (a) conflicts, or will conflict with, or constitutes, or will constitute, a violation of any Organizational Documents of S&W, (b) conflicts, or will conflict with, or constitutes, or will constitute, a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any material Contract to which S&W is a party or (c) violates or will violate any Law or any order, judgment, decree or injunction of any Governmental Authority applicable to S&W, except, solely in the case of clauses (b) or (c), for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate,

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materially and adversely impact the business of S&W, prevent or materially delay the ability of S&W to perform its obligations under this Agreement or the Transaction Documents or consummate the Transaction.

(e) Governmental Approvals; Consent; Litigation and Legal Proceedings; Compliance with Law. In relation to the Transaction:

(i) Except as set forth in Schedule 7.2(e), no consent, approval, Order or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be obtained or made by S&W in connection with the execution, delivery or performance by S&W of this Agreement or any Transaction Document to which it is a party or the consummation of the Transactions.

(ii) Except as set forth on Schedule 7.2(e), the execution and delivery of this Agreement and the Transaction Documents, and the consummation of the Transactions by S&W, do not and will not require any consents, approvals, authorizations or waivers under any material Contract to which S&W, or any of its Affiliates, is a party or by which S&W, its Affiliates, or its or their assets are bound.

(iii) To the Knowledge of S&W, there has been no Proceeding before or by any Governmental Authority now pending or, to the Knowledge of S&W, threatened, to which S&W is a party.

(iv) There is no statute, rule, regulation or order that has been enacted, adopted or issued by any Governmental Authority and no injunction, restraining order or Order of any nature issued by a Governmental Authority of competent jurisdiction to which S&W is subject that is reasonably expected to (i) prevent or result in the suspension of sale and Transfer of the Aggregate Units, or (ii) prevent or materially delay the ability of S&W to perform its obligations under this Agreement or to consummate the Transaction.

(v) To S&W’s Knowledge, S&W is in compliance in all respects with all Laws applicable to it, except where any instance of such noncompliance would not reasonably be expected to be material to S&W, taken as whole.

(f) Taxes. In relation to the S&W Contributions, except as would not, individually or in the aggregate, adversely affect the Company:

(i) S&W has timely filed, or caused to be filed, all material Tax Returns required to be filed by or with respect to the S&W Group, and all such Tax Returns are true, complete and correct in all material respects. S&W has timely paid, or caused to be paid, all material Taxes required to be paid by or with respect to the S&W Group (whether or not shown to be due on any Tax Return).

(ii) All material Taxes required to be withheld or deducted by the S&W Group have been properly withheld or deducted and, to the extent required, have been timely paid over to the appropriate Governmental Authority.

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(iii) There are no material Liens for Taxes on any of the S&W Contributions and to the Knowledge of S&W no basis exists for the imposition of any such Tax Liens.

(iv) No deficiency with respect to any material Taxes has been proposed or assessed against any S&W Group member or which may attach to the S&W Contributions which deficiency has not been paid, satisfied or otherwise finally resolved. There are no pending or to the Knowledge of S&W threatened Proceedings for or relating to any Liabilities in respect of Taxes for which the S&W Group may have any Liabilities or which may attach to the S&W Contributions. There are no matters under discussion by S&W or any member of the S&W Group with any Governmental Authority with respect to Taxes that may result in an additional amount of Taxes for which S&W may have any Liabilities or which may attach to the S&W Contributions.

(v) No S&W Group member has executed (or is subject to) any waiver or extension of any statute of limitations on the assessment or collection of any material Taxes, which waiver or extension remains outstanding, and no request for any such waiver or extension is pending.

(vi) There is no Proceeding ongoing, pending or, to the Knowledge of S&W, threatened with respect to any material Taxes of the S&W Group.

(vii) No S&W Group member (i) is a party to, is otherwise bound by or has any obligation under, any Tax sharing agreement, Tax allocation agreement, or similar agreement or arrangement.

(viii) S&W has (A) timely paid all sales and use Taxes required to be paid under all applicable Laws, (B) properly collected and remitted all sales Taxes required under all applicable Laws, and (C) for all sales that are exempt from sales Taxes and that were made without charging or remitting sales or similar Taxes, received and retained any appropriate Tax exemption certificates and other documentation qualifying such sale as exempt.

(ix) The S&W Group has timely paid all Property Taxes required to be paid under all applicable Laws regarding the S&W Contributions and timely filed all Tax Returns required to be filed with respect to such Property Taxes.

(x) Each S&W Group member has, within the time and in the manner prescribed by Law, withheld and paid over to the proper Governmental Authority all amounts required to be so withheld and paid over in connection with any amounts paid or owing to any consultant or former employee, director, officer, independent contractor, or consultant of such S&W Group member or any other third party, under applicable Laws. No S&W Group member is liable for any arrears of wages, taxes, penalties, or other sums for failure to comply with any of the foregoing.

(xi) No claim has been made in writing by a Governmental Authority in any jurisdiction in which the S&W Group does not file Tax Returns that any S&W Group member is or may be required to file a Tax Return in such jurisdiction.

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(xii) Except as otherwise expressly contemplated by the Transaction Documents, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (whether alone or in conjunction with any other event) will (i) result in any payment or benefit becoming due to any current or former employee, director, officer, independent contractor, or consultant of any S&W Group member, (ii) increase any compensation or benefits otherwise payable under any Employee Benefit Plan, or (iii) result in the acceleration of the time of payment or vesting or funding of any compensation or benefits or under any Employee Benefit Plan. There is no Employee Benefit Plan, nor any contract, agreement or arrangement with any Person, which provides for any payment or benefit, which could, individually or in combination with any other such payment or benefit, fail to be deductible by Shell, any of Shell’s Subsidiaries or Affiliates, the Company or any of the Company’s Subsidiaries by reason of Section 280G of the Code or which payment or benefit could, individually or in combination with any other such payment or benefit, constitute an “excess parachute payment,” as defined in Section 280G(b)(1) of the Code.

(g) Litigation. There are no judgments presently outstanding and unsatisfied against S&W, the S&W Real Property, or the S&W Intangible Property. Neither S&W nor the S&W Real Property are involved in any litigation at law or in equity, or any other proceeding before any court, or by or before any Governmental Authority, and to the Knowledge of S&W no such litigation or proceeding is threatened against S&W or the S&W Real Property or the S&W Intangible Property, nor relating to the Transactions contemplated by this Agreement and to the Knowledge of S&W no investigation looking toward such a proceeding has begun or is contemplated.

(h) Securities Laws; Investment Company Status.

(i) Provided that the representations and warranties made by Shell in Section 6.6 are true and correct, the offer and sale of the Aggregate Units under this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated under the Securities Act. Without limiting the foregoing, neither S&W nor any other Person that S&W authorizes to act on its behalf, has taken any action hereafter that would cause the loss of such exemption.

(ii) S&W is not, and immediately after sale of the Aggregate Units hereunder and the application of the net proceeds from such sale, will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the United States Investment Company Act of 1940, as amended.

(i) Certain Fees. No agent, broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the Transaction based upon arrangements made by or on behalf of S&W.

(j) Ethics and Compliance. In relation to the Transaction:

(i) S&W has not violated any Anti-Corruption Laws,

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(ii) Neither S&W nor any officer, agent or employee engaged by it, or acting on its behalf is or has been involved in any formal investigation or other action by any Governmental Authority concerning any alleged violation of Anti-Corruption Laws.

(iii) S&W has not violated any Trade Control Laws, and it is not a Restricted Party or listed on a Restricted Party list;

(iv) Neither S&W nor any officer, agent or employee engaged by it, or acting on its behalf is or has been involved in any formal investigation or other action by any Governmental Authority concerning any alleged violation of Trade Control Laws;

(v) S&W has disclosed to Shell in writing, any internal or external investigations by a Governmental Authority of which S&W has Knowledge in respect of potential or actual breaches of Trade Control Laws relating to the Business.

(vi) All information provided S&W to Shell in connection with the respective Party’s ultimate beneficial ownership is accurate in all material respects.

(k) S&W Contracts. Schedule 7.2(k) contains a complete and accurate list of all MTAs and all other contracts and Leases to which S&W or the Company is a party or by which S&W or the Company is otherwise bound or subject, excluding the Transaction Documents and Permits, which, based on said Contract’s nature, subject matter, or its current or intended relation to the Business, has been or is intended to be assigned, novated or otherwise transferred to, and/or assumed and accepted by, the Company (the “S&W Contracts”). S&W has received all necessary consents to disclose the terms and existence of the S&W Contracts to Shell and its Representatives, and prior to the Execution Date hereof, S&W has provided Shell with access to true and complete copies of each S&W Contract. Each of the S&W Contracts is in full force and effect and is a legal, valid, and binding obligation of S&W or the Company, and, to the Knowledge of S&W, each other party thereto, enforceable against each such party thereto in accordance with its terms. With respect to all S&W Contracts, neither S&W nor, to the Knowledge of S&W, any other party to any such S&W Contract (i) has failed to perform, in any material respect, its obligations under the S&W Contracts required to be performed by it, or (ii) is in material breach or anticipated breach thereof or default thereunder. Except as provided in Schedule 7.2(k), S&W has the right to assign, novate or otherwise transfer each S&W Contract to the Company without the consent or agreement of any other party.

(l) Environmental Matters. In relation to the S&W Real Property and the Business:

(i) The S&W Group is in compliance in all material respects with all Environmental Laws, including obtaining, maintaining, and complying in all material respects with all material permits required under Environmental Laws.

(ii) The S&W Group is not in possession of any written notice from any Governmental Authority regarding any actual or alleged violation of Environmental Laws.

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(iii) There are no Proceedings pending or, to the Knowledge of S&W, threatened against the S&W Group under Environmental Laws that would reasonably be expected to give rise to a material Liability of the S&W Group.

(iv) The S&W Group has not disposed or released any Hazardous Materials in contravention of Environmental Laws in a manner that would reasonably be expected to give rise to a material Liability of the S&W Group.

(v) To S&W’s Knowledge, no Hazardous Materials have been disposed of, or identified on, under, or at the S&W Real Property in violation of applicable Environmental Laws.

(vi) S&W has made available to Shell copies of all material environmental assessments, audits and reports relating to the S&W Real Property in the possession or under the reasonable control of S&W.

(m) S&W Intellectual Property.

(i) Exhibit L sets forth an accurate and complete list of the S&W Intellectual Property, including any registered Intellectual Property, applications for registrations of Intellectual Property, and material unregistered Intellectual Property, pertaining to the Business or otherwise intended to be contributed to the Company as part of the S&W Intangible Property. Except as set out on Schedule 7.2(m), all S&W Intellectual Property is validly owned, enforceable and subsisting, free and clear of all Liens. S&W has valid and continuing rights to use all Licensed Intellectual Property included in the S&W Intangible Property (if any), free and clear of all Liens. The S&W Intellectual Property constitutes all material Intellectual Property used in the operation of the Business as currently conducted by S&W and as anticipated to be required and used by the Company from and after Closing. The consummation of the Transaction will not result in the termination or impairment of any Intellectual Property rights included in the S&W Intangible Property or, to the Knowledge of S&W, any Licensed Intellectual Property included in the S&W Intangible Property (if any).

(ii) No Proceeding except as provided in Schedule 7.2(m) is pending or, to the Knowledge of S&W, threatened, against S&W (i) challenging the ownership, enforceability, validity or use by S&W of any S&W Intellectual Property or any Licensed Intellectual Property exclusively licensed by the Company (if any), or (ii) alleging that S&W, the S&W Intellectual Property, or any S&W product relating to the Business or the use thereof, is (or without a license may be) infringing, misappropriating or otherwise violating the Intellectual Property rights of any other Person.

(iii) To the Knowledge of S&W, the Company’s use of any S&W Intellectual Property, its conduct and operations of the Business, and its manufacture and sales of any products and services relating thereto have not infringed, misappropriated, or otherwise violated and do not infringe, misappropriate, or otherwise violate the Intellectual Property rights of any other Person. To the Knowledge of S&W, no Person has infringed, misappropriated,

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or otherwise violated or is infringing, misappropriating, or otherwise violating any S&W Intellectual Property except as provided in Schedule 7.2(m).

(iv) S&W has taken all commercially reasonable steps in accordance with normal industry practice to maintain the confidentiality of the Trade Secrets (including physical control of proprietary seeds and plants) used in connection with the Business and, except as provided in Schedule 7.2(m), no such Trade Secrets, have been used by, disclosed to or discovered by any Person except pursuant to valid and appropriate non-disclosure and/or license agreements which have not been breached by the Company or, to the Knowledge of S&W, by any other party to such agreements.

(v) Each current officer, manager and executive employee with access to Company Intellectual Property or participated in the creation or development of any Company Intellectual Property has executed a confidentiality and invention assignment agreement or an employment or consulting agreement maintaining confidentiality in any material Trade Secrets or proprietary information within the Company Intellectual Property, and assigning any rights in the Company Intellectual Property to the Company, as applicable.

(n) S&W Real Property. S&W has good and marketable and indefeasible fee simple title to all S&W Real Property free and clear of all Liens, except (i) Permitted Exceptions and (ii) the Liens disclosed pursuant to Schedule 7.2(n) (the “Scheduled Real Property Liens”). S&W has not leased or otherwise granted to any Person the right to use or occupy such S&W Real Property or any portion thereof in a manner that materially interferes with the ownership and operation of such S&W Real Property as currently used by S&W or as intended to be used by the Company in relation to the Business, and there are no outstanding options, rights of first offer, rights of first refusal or similar to purchase the S&W Real Property or any portion thereof or interest therein. S&W has not received written notice of (i) violations of building codes, zoning ordinances or other governmental or regulatory Laws affecting the S&W Real Property; (ii) existing, pending or threatened condemnation Proceedings that would materially affect the S&W Real Property; or (iii) existing, pending or threatened zoning, building code or other moratorium Proceedings, or similar matters which would reasonably be expected to materially and adversely affect the ability of the Company to use the S&W Real Property for its intended purpose. Neither the whole nor any material portion of any S&W Real Property has been damaged or destroyed by fire or other casualty. To S&W’s Knowledge, each of the buildings, structures, improvements, and fixtures included in the S&W Real Property has been reasonably maintained and is fit for its intended use by the Company in relation to the Business. Except as provided in Schedule 7.2(n), to the Knowledge of S&W, there are no unrecorded easements, third party leases, or other encumbrances on the S&W Real Property.

(o) S&W Personal Property. To the Knowledge of S&W, Exhibit K sets forth, true and complete list of all of the Personal Property owned by S&W as of the Execution Date which, based on its nature, location, or its current or intended use in relation to the Business, is intended to be contributed to the Company as part of the S&W Personal Property. Except as provided on Schedule 7.2(o), the S&W Personal Property is free and clear of all Liens, except Permitted Exceptions. To S&W’s Knowledge, except as disclosed in Schedule 7.2(o), all of the

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S&W Personal Property has been reasonably maintained, is generally in good and working order, and is fit for its intended use by the Company in relation to the Business.

(p) No Bankruptcy or Insolvency. S&W has not: (a) filed any voluntary or had involuntarily filed against it in any court or with any Governmental Authority pursuant to any statute either of the United States or of any State, a petition in bankruptcy or insolvency or seeking to effect any plan or other arrangement with creditors, or seeking the appointment of a receiver; (b) had a receiver, conservator or liquidating agent, or similar person appointed for all or a substantial portion of its assets, suffered the attachment or other judicial seizure of all, or substantially all of its assets; (c) given notice to any Person or Governmental Authority of insolvency; or (d) made an assignment for the benefit of its creditors or taken any other similar action for the protection or benefit of its creditors. S&W is not insolvent and will not be rendered insolvent by the performance of its obligations under this Agreement or any of the Transaction Documents, or otherwise through consummation of the Transactions.

(q) Permits. For the three (3) year period prior to Closing, S&W has at all times held and maintained in full force and effect all Permits required for S&W to conduct the Business, including ownership and/or operation of any of the S&W Contributions. Schedule 7.2(q) lists all current Permits issued to S&W pertaining to the Business and/or any of the S&W Contributions, including the names or description of the Permits and their respective dates of issuance and expiration. S&W has not been assessed any fine or penalty by any Governmental Authority pertaining to any Permit required in relation to the Business and/or ownership or operation of any of the S&W Contributions, and to the Knowledge of S&W, no such Proceeding is threatened against S&W and, to the Knowledge of S&W, no investigation looking toward such a proceeding has begun or is contemplated.

(r) Employee Benefit Plans.

(i) Schedule 7.2(r) sets forth a true and complete list of all Employee Benefit Plans. With respect to each Employee Benefit Plan, S&W has made available to Shell true and complete copies of all written documents comprising any Employee Benefit Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of such Employee Benefit Plan. Each Employee Benefit Plan has been maintained, funded, and administered in all respects in compliance with its terms and in compliance with all applicable Laws, including but not limited to ERISA and the Code. No Employee Benefit Plan is a Non-U.S. Benefit Plan.

(ii) Neither S&W nor any of its Subsidiaries or ERISA Affiliates has ever sponsored, maintained, contributed to, or had an obligation to contribute to (i) an “employee pension plan” within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA or Section 412 of the Code, or (ii) a “multiemployer plan” within the meaning of Sections 3(37) or 4001(a)(3) of ERISA.

(iii) There does not now exist, nor do any circumstances exist that could result in, any Liability arising out of or related to any Employee Benefit Plan that could or would subject the S&W Contributions, the Company, Shell, any of Shell’s Affiliates, or

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any employee benefit plan of Shell or any of Shell’s Affiliates to any Liability on or after Closing, including without limitation any Controlled Group Liability. As used in the preceding sentence, the term “Controlled Group Liability” means any and all Liabilities (i) under Title IV of ERISA, (ii) under sections 206(g), 302 or 303 of ERISA, (iii) under sections 412, 430, 431, 436 or 4971 of the Code, (iv) as a result of the failure to comply with COBRA or any similar state law, and (v) under corresponding or similar provisions of any local, state or foreign law, rule, regulation, statute, ordinance or order.

(iv) Each Employee Benefit Plan that is subject to Section 409A of the Code has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including notices, rulings, and proposed and final regulations) thereunder. Except as set forth in Schedule 7.2(r)(iv), all compensation plans, programs, policies, contracts and arrangements of S&W and its Subsidiaries are either exempt from or in compliance with the requirements of Section 409A of the Code, in both documentation and operation. Neither S&W nor any of its Subsidiaries has any obligation to “gross-up,” reimburse, make whole or otherwise indemnify any individual for the imposition of any tax, interest, or penalties under Section 4999 of the Code or under Section 409A of the Code.

(s) Employment Matters.

(i) Neither S&W nor any of its Subsidiaries have been and are not a party to, or bound by, or negotiating any Collective Bargaining Agreement. There is not and has not been any Union representing or purporting to represent any employee of S&W or its Subsidiaries, and no Union is seeking or has sought to organize any employee of S&W or any of its Subsidiaries for the purpose of collective bargaining. No approval, consultation, or negotiation by or with any Union is required in connection with the execution, delivery, and performance of this Agreement. No strikes, slowdowns, lockouts, work stoppages, concerted refusals to work, unfair labor practice charges, grievances, labor arbitrations, or other similar labor disruption or dispute are pending or threatened or have occurred with respect to the business of S&W or any of its Subsidiaries or the consummation of this Agreement.

(ii) Neither S&W nor any of its Subsidiaries are delinquent or liable for any unpaid wages, commissions, bonuses, fees, or other compensation payable to any employees (including, but not limited to, Personnel, Key Personnel, and Key Executive), independent contractors, officers, directors, or consultants for services performed with respect to the business of S&W or any of its Subsidiaries.

(iii) S&W and its Subsidiaries are and have been in compliance with all Laws pertaining to employment and employment practices to the extent they relate to applicants, employees (including, but not limited to, Personnel, Key Personnel, and Key Executive), consultants, volunteers, interns, officers, directors, and independent contractors, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime

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compensation, child labor, hiring, promotion, and termination, working conditions, meal and break periods, privacy, health and safety, COVID-19, workers’ compensation, leaves of absence, paid sick leave, and unemployment insurance. All individuals characterized and treated by S&W and any of its Subsidiaries as consultants or independent contractors are properly treated as independent contractors under all Laws. All employees classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified. S&W and its Subsidiaries are in compliance with and have complied with all immigration laws, including Form I-9 requirements and any applicable mandatory E-Verify obligations. There are no actions against S&W or any of its Subsidiaries pending or threatened to be brought or filed, by or with any Governmental Authority in connection with any current or former applicant, employee, consultant, volunteer, intern, officer, director, or independent contractor, including, but not limited to any charge, investigation, or claim relating to any employment matter or practice arising under Law.

(iv) S&W and its Subsidiaries have been in compliance with the Worker Adjustment and Retraining Notification Act of 1988 and any similar local, state, or federal statute (collectively, the “WARN Act”) for all employees (including, but not limited to, Personnel, Key Personnel, and Key Executive), and have no plans to undertake any action before Closing that would trigger the WARN Act. Further, if S&W or any of its Subsidiaries undertake any action that triggers the WARN Act for any Personnel, Key Personnel, or Key Executive prior to or upon the Employment Effective Date, S&W shall defend, indemnify, and hold Shell and the Company harmless from and against any and all Liabilities related to or arising out of that action and/or any WARN Act liability.

(v) None of the officers or directors or Key Executive of S&W or the Company, respectively, has been (i) subject to voluntary or involuntary petition under the federal bankruptcy Laws or any state insolvency Law or the appointment of a receiver, fiscal agent, or similar officer by a court for his/her business or property, (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (iii) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him/her from engaging, or otherwise imposing limits or conditions on his/her engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company, or (iv) been “debarred” by any Governmental Authority or Official, or is the subject of a current threat of any of the foregoing.

(vi) With respect to any government contract, S&W and its Subsidiaries are and have been in compliance with Executive Order No. 11246 of 1965 (“E.O. 11246”), Section 503 of the Rehabilitation Act of 1973 (“Section 503”) and the Vietnam Era Veterans’ Readjustment Assistance Act of 1974 (“VEVRAA”), including all implementing regulations. S&W and its Subsidiaries maintain and comply with affirmative action plans in compliance with E.O. 11246, Section 503, and VEVRAA, including all implementing regulations. S&W and its Subsidiaries are not, and have not been, the subject of any audit, investigation, or enforcement action by any Governmental Authority in connection with any government contract or related compliance with E.O. 11246, Section 503, or VEVRAA. S&W and its Subsidiaries have not been debarred, suspended, or otherwise

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made ineligible from doing business with the United States government or any government contractor.

(t) Data Privacy and Security. S&W complies in all material respects with Applicable Data Protection Laws, the Company Privacy Program, and all applicable contractual and fiduciary obligations with respect to the protection and security of Personal Information. S&W has in all material respects:

(i) implemented data privacy policies and procedures concerning the collection, use, storage, retention, and security of Personal Information as appropriate to the Business;

(ii) complied with the Company Privacy Program as to collection, use, processing, storage, retention, and transfer of Personal Information;

(iii) issued privacy notices to data subjects which comply with all applicable requirements of Applicable Data Protection Laws appropriate to the Business;

(iv) implemented commercially reasonable technical and organizational measures that are appropriate to the Business and designed to protect against the accidental, unauthorized or unlawful processing of, or accidental loss or damage to, any Personal Information processed by S&W and contractually require any authorized service provider to ensure a level of security appropriate to the risk represented by the processing of Personal Information, and the nature of the Personal Information to be protected, by such authorized service provider; and

(v) put in place a commercially reasonable data breach response plan that is designed to enable S&W and any service provider (to the extent relating to Personal Information processed by such service provider on behalf of S&W) to comply with any applicable breach notification requirements under Applicable Data Protection Law to a Governmental Authority and (if required by Applicable Data Protection Laws) the affected individuals.

(vi) S&W has an agreement in place with each Data Processor which incorporates all applicable requirements of Applicable Data Protection Laws in all material respects.

(vii) S&W has complied in all respects with all data subject requests as required by Applicable Data Protection Laws, including, as applicable, requests for access to Personal Information, the cessation of specified processing activities, do not Sell (as defined in the Applicable Data Protection Laws) requests, or the rectification, deletion, or erasure of any Personal Information, in each case, in accordance with the requirements of Applicable Data Protection Laws, and there are no such requests outstanding.

(viii) Neither S&W nor any of its Data Processors has (to the extent relating to Personal Information processed by such service provider on behalf of S&W), in the period of three (3) years preceding the Execution Date of this Agreement, suffered, discovered, or been notified of any accidental, unauthorized or unlawful use, disclosure,

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impairment, deletion, destruction, loss, alteration, breach, disclosure, or acquisition of, or access or intrusion to, any Personal Information in their possession and control and/or its Computer Systems that, in each case: (i) constitutes a breach or a data security incident under any Applicable Data Protection Laws; or (ii) has resulted in any unauthorized acquisition, modification, disclosure, corruption, destruction, or other misuse of Personal Information in its possession or control that would require notification to individuals, third parties, law enforcement agencies, or any Governmental Authority under Contract or Applicable Data Protection Laws. S&W has passed all regulatory audits relating to privacy or data security to which they have been subject.

(ix) Except as would not reasonably be expected to be material to S&W, S&W has not, in the period of two (2) years preceding the Execution Date of this Agreement, (i) received any notice, request, correspondence, inquiry or other communication, or been subject to any audit or Proceedings, from any Supervisory Authority (as defined by Applicable Data Protection Laws) or Governmental Authority, in each case, regarding privacy or data security with respect to its processing of Personal Information or (ii) received any claim, complaint, correspondence or other communication, in each case, in writing, from a data subject or any other Person claiming a right to compensation under Applicable Data Protection Laws, or alleging any breach of privacy by the Company or the unauthorized access to, or use, processing or disclosure of, Personal Information in the possession or control of the Company.

(x) S&W has taken commercially reasonable actions designed to protect against the existence of any (i) unauthorized security or lock-out device that is designed to materially and adversely affect its software, solutions, applications, and/or Computer Systems, and (ii) computer virus, worm, trap or back door, Trojan horse, or any other instruction, code, program, data, or material that reasonably would be expected to materially and adversely interrupt, discontinue, interfere with, or otherwise affect the operation or use by the S&W of any of its Personal Information (collectively, “Malicious Instructions”). To the knowledge of S&W, the software, solutions, applications, and Computer Systems of the Company do not contain any virus, or harmful software routine or hardware component designed to permit unauthorized access to, or to maliciously disable or otherwise harm, any computer, system, software, or Personal Information or Company confidential information thereon.

(xi) The Company honors any valid opt-outs from direct marketing as required by Applicable Data Protection Laws.

(u) Information Technology Systems. In respect of the services to be provided by S&W to the Company, or services to be provided by the Company to Shell, pursuant to the terms of any of the S&W Service Agreements or the Company Service Agreement:

(i) S&W has made available to Shell, prior to the Execution Date hereof, general information regarding all material Computer Systems (but excluding generally available commercial “off the shelf” software) used, accessed, or held by S&W.

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(ii) All Computer Systems are maintained and updated in accordance with good industry practice.

(iii) S&W has possession or control of the source code of all software components of the Computer Systems (except in respect of software which is Licensed Intellectual Property or generally available commercial “off the shelf” software) and there has been no known unauthorized disclosure of such source code.

(iv) S&W maintains disaster recovery and business continuity measures.

(v) S&W has implemented, or will procure prior to Closing the implementation of, documented information security systems, controls, policies, and procedures that are appropriate for the Business in accordance with good industry practice.

(vi) The Computer Systems (and each part of each of them, excluding generally available commercial “off the shelf” software):

(A) to S&W’s Knowledge, have functioned materially in accordance with any relevant specifications in the last twelve (12) months (except for pre-planned maintenance shutdowns); and

(B) to S&W’s Knowledge, have sufficient capacity, scalability, and performance so as to not need replacing in whole or in part except in the ordinary course of business consistent with past practice or industry standard.

Section 7.3 Disclaimer of Other Representations and Warranties. NEITHER S&W NOR ITS AFFILIATES (INCLUDING THE COMPANY) OR REPRESENTATIVES THEREOF HAVE MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY, THE MEMBERSHIP INTEREST OR THE BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTION, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN Article VII HEREOF (AS QUALIFIED BY THE SCHEDULES DELIVERED HEREWITH) OR IN THE TRANSACTION DOCUMENTS DELIVERED PURSUANT HERETO, AND SHELL IS NOT RELYING ON ANY REPRESENTATIONS OR STATEMENTS NOT CONTAINED IN THIS AGREEMENT OR THE TRANSACTION DOCUMENTS.

Article VIII
POST-CLOSING COVENANTS

Section 8.1 Conditional Post-Closing Membership Interest Transfer.

(a) Tranche 1 Milestone. On the condition that the Company satisfies all of the Tranche 1 Milestones as established by documentation provided to Shell, and subject to contemporaneous receipt by Shell of any applicable True-Up Payment from S&W in immediately available funds by wire transfer to the account designated in writing by Shell, then, for no additional consideration, Shell shall Transfer to S&W, and S&W agrees to accept, 500 Units

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representing a five percent (5%) Membership Interest in the Company (based on the number of issued and outstanding Units as of the Closing Date). In the event that (i) the Company fails to satisfy any of the Tranche 1 Milestones, or (ii) S&W fails to remit the applicable True-Up Payment, then Shell shall have no obligation to Transfer, and S&W shall not be entitled to receive, such Units.

(b) Tranche 2 Milestone. On the condition that the Company satisfies all of the Tranche 2 Milestones as established by documentation provided to Shell, and subject to contemporaneous receipt by Shell of any applicable True-Up Payment from S&W in immediately available funds by wire transfer to the account designated in writing by Shell, then, for no additional consideration, Shell shall Transfer to S&W, and S&W agrees to accept, 500 Units representing a five percent (5%) Membership Interest in the Company (based on the number of issued and outstanding Units as of the Closing Date). In the event that (i) the Company fails to satisfy any of the Tranche 2 Milestones, or (ii) S&W fails to remit the applicable True-Up Payment, then Shell shall have no obligation to Transfer, and S&W shall not be entitled to receive, such Units.

Section 8.2 Membership Interest Re-Purchase Option. S&W shall have a one-time option, exercisable by written notice to Shell at any time on or prior to the fourth anniversary of the Closing Date, to re-purchase 600 Units representing a six (6%) Membership Interest in the Company (based on the number of issued and outstanding Units as of the Closing Date) in exchange for payment from S&W to Shell of (i) the amount specified in Exhibit O plus (ii) the amount of any applicable True-Up Payment, in immediately available funds by wire transfer to the account designated in writing by Shell.

Article IX
ADDITIONAL AGREEMENTS

Section 9.1 Release of Information. None of the Parties nor any Affiliate or Representative of such Party shall issue or cause the publication of any press release or public announcement or otherwise communicate with any news media in respect of the Transactions without the prior review and approval of the other Parties, except as may be required to timely comply with applicable Laws or rules and regulations of any Governmental Authority; provided that, with respect to any required filing with any Governmental Authority or other public disclosure required by applicable securities Laws, the Party required to make such filing or disclosure shall use reasonable efforts to provide the other Party a reasonable opportunity to review and comment thereon in advance of such publication and shall consider in good faith any comments timely received from the other Parties, including redaction of commercially sensitive information.

Section 9.2 Cooperation; Further Assurances. Each Party covenants and agrees to cooperate and use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate the Transactions, including making effective the assignment and transfer of the Aggregate Units contemplated by this Agreement and the Transaction Documents, including cooperating fully with the other Party to obtain all approvals that may be necessary or which may be reasonably requested by either Party or the Company to consummate the Transactions. Without limiting the generality of the foregoing, each Party covenants that neither it (nor its appointed Managers, as defined in

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the LLC Agreement) will take any action or omit to take any action, pertaining to the Company in bad faith.

Section 9.3 Tax Matters.

(a) All indemnification payments under Article X shall be treated as adjustments to the Purchase Price for U.S. federal income Tax purposes, except as otherwise required by applicable Law.

(b) [***] shall be responsible for any transfer Taxes or other similar Taxes required to be paid in connection with the assignment and transfer of the Aggregate Units by S&W to Shell.

(c) For U.S. federal (and applicable state and local) income tax purposes, the Parties will treat the purchase and sale of the Purchased Units in exchange for the Purchase Price, Debt Contribution, and the Post-Closing Payment in according with Revenue Ruling 99-5, Situation 1 whereby Shell is treated as purchasing an undivided interest in each of the S&W Contributions. Immediately thereafter, Shell and S&W’s contribution of cash and assets to the Company in exchange for membership interests in the Company will be treated pursuant to Section 721(a). The Parties agree that Shell shall prepare an allocation of an amount totaling the sum of the (a) Purchase Price and Debt Contribution, (b) Post-Closing Payment, and (c) all other capitalized costs under this Agreement in accordance with Section 1060 of the Code (and any similar provisions of state or local Law, as appropriate) (the “Allocation”) among the deemed purchased assets, in accordance with the methodology described in Exhibit U. Shell shall deliver such Allocation to S&W within [***] after the Execution Date for S&W’s review and comment. Within [***] of S&W receipt of such Allocation, S&W shall notify Shell in writing whether S&W accepts the Allocation or disputes any item(s) with respect to such Allocation. If S&W does not provide any response to Shell within such [***] period, the Allocation prepared by Shell shall be deemed final and binding on the Parties. In the event that S&W provides timely notice that S&W disputes the Allocation, S&W and Shell shall work together in good faith to come to a mutually agreeable Allocation. Shell, S&W and each of their Affiliates shall report and file all Tax Returns (including IRS Form 8594) in all respects and for all purposes consistent with the Allocation as determined pursuant to this Section 9.3(c). S&W shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as Shell may reasonably request to prepare the Allocation. Neither Shell nor S&W shall take any position (whether in audits, on Tax Returns or otherwise in connection with Tax matters) that is inconsistent with the Allocation as determined pursuant to this Section 9.3(c), unless otherwise required to do so by applicable Law.

(d) Shell and S&W will cooperate in the filing of any Tax forms with respect to such Allocation, including on IRS Form 8594.

(e) The Parties shall file all Tax Returns in a manner consistent with the intended tax treatment described in this Section 9.3(c), except as otherwise required by applicable Law.

(f) S&W shall prepare and file or cause to be prepared and filed on a timely basis all Tax Returns relating to the S&W Contributions with respect to all taxable periods ending

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prior to the Execution Date. S&W shall deliver or cause to be delivered a copy of such Tax Returns prepared by S&W that are filed after the Execution Date to Company at least [***] prior to the due date of any such Tax Return for Company’s review and comment.

(g) S&W shall not consent, without Shell’s prior written consent, to any change in the treatment of any item with respect to the S&W Contributions that would affect the Tax Liability of Shell or Company after the Execution Date.

(h) To the extent applicable, the Parties intend for the Transactions contemplated hereby to not qualify as an installment sale within the meaning of Section 453 of the Code and the Parties agree to elect out of the installment method of accounting for income Tax purposes.

Article X
SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

Section 10.1 Survival. The representations and warranties of Shell in Article VI made as of the Execution Date shall survive the Execution Date and terminate and expire on the date that is [***] after the Execution Date, except that the Fundamental Shell Representations shall survive the Execution Date and terminate and expire on the date that is the [***] anniversary of the Execution Date. The representations and warranties of S&W in Article VII made as of the Execution Date shall survive the Execution Date and terminate and expire on the date that is [***] after the Execution Date, except that (i) the Tax representations and warranties of S&W in Section 7.2(f) shall survive the Execution Date and terminate and expire on the date that is [***] after the Execution Date, and (ii) the Fundamental S&W Representations shall survive the Execution Date and terminate and expire on the date that is the [***] anniversary of the Execution Date. The covenants and agreements of the Parties shall survive the Execution Date and will remain in full force and effect until fully performed. Any claim for indemnification as a result of a breach of any representation or warranty asserted in writing within the applicable period of survival as provided in this Section 10.1 will be timely made for purposes of this Agreement; provided, however, any such claim for indemnification shall be barred if suit thereon is not filed (or, as applicable, an Arbitration Notice relating thereto is not delivered) within [***] after expiration of the applicable survival period (unless sooner barred pursuant to any applicable statute of limitations).

Section 10.2 Indemnification by Shell. Subject to the limitations set forth in this Agreement, from and after the Execution Date, Shell shall indemnify, defend, and hold harmless S&W and its Affiliates and its and their respective officers, directors, managers, partners, Representatives, employees and agents (each a “S&W Indemnified Party”) from and against any and all claims, actions, causes of action, Proceedings, demands, losses, damages, Liabilities, Taxes, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Damages”), asserted against, resulting to, imposed upon, arising out of or incurred, assumed or suffered by any S&W Indemnified Party, directly or indirectly, by reason of or resulting from any breach by Shell of any of its representations or warranties in this Agreement or breach of any covenants or agreements of Shell contained in this Agreement. As used in this Section 10.2 or in Section 10.3, “Damages” shall, where applicable (e.g., if arising from a breach of a representation and warranty of a party), be calculated net to the other party’s Membership Interest in the Company

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immediately after Closing (e.g., if the aggregate damages at issue to the Company are $100.00, the Damages indemnifiable to S&W hereunder would be $34.00). Notwithstanding the foregoing, in the event Shell or S&W directly suffers damages, and those damages are not also suffered by the Company, the party suffering damages will be entitled to recoup, and the other party (Shell or S&W, as applicable) shall be required to pay, one hundred percent (100%) of such damages, subject to the limitations set forth in this Agreement.

Section 10.3 Indemnification by S&W. Subject to the limitations set forth in this Agreement, from and after the Execution Date, S&W shall indemnify, defend, and hold harmless Shell and its Affiliates and its and their respective, officers, directors, managers, partners, Representatives, employees and agents (each a “Shell Indemnified Party”) from and against any and all Damages asserted against, resulting to, imposed upon, arising out of or incurred, assumed or suffered by any Shell Indemnified Party, directly or indirectly, by reason of or resulting from any breach by S&W of any representations or warranties of S&W set forth in Article VII (including those on behalf of the Company) of this Agreement or any breach of any covenants or agreements of S&W contained in this Agreement.

Section 10.4 Procedure for Indemnification—Third Party Claims. Promptly after receipt by an indemnified party under Section 10.2 or Section 10.3 of notice of the commencement of any action by a Third Party, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section 10.2 or Section 10.3, as applicable, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any Liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is materially prejudiced thereby, subject in all events to the provisions of Section 10.1. In case any such action shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled, in each case at its own cost and expense, to participate in the defense thereof and, to the extent that it may wish and for so long as the indemnifying party is diligently pursuing such defense in good faith, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. The indemnifying party shall have full control of such defense and proceedings of a claim assumed by it pursuant to this Section 10.4, including any compromise or settlement thereof; provided, however, that the indemnifying party shall not consent to the entry of any judgment or enter into any settlement agreement without the written consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed). If the indemnifying party elects to assume the defense of such action, the indemnified party shall have the right to employ separate counsel at its own expense and to participate in, but not control, the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such action, the indemnified party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the indemnifying party. If the action is asserted against both the indemnifying party and the indemnified party and there is a conflict of interest that renders it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party, the indemnifying party shall be responsible for paying for separate counsel for the indemnified party; provided, however, that if there is more than one indemnified party, the indemnifying party shall not be responsible for paying for more than one separate firm of attorneys to represent the indemnified parties, regardless of the number of indemnified parties. The indemnifying party shall have no liability with respect to any compromise or settlement of any

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action effected without its written consent (which shall not be unreasonably withheld, conditioned or delayed).

Section 10.5 Specific Performance; Exclusive Remedy.

(a) Each Party acknowledges and agrees that the rights of each Party to consummate the Transactions are special, unique and of extraordinary character and that, if any Party violates or fails or refuses to perform any covenant or agreement made by it in this Agreement, the non-breaching Party may be without an adequate remedy at law. If any Party violates or fails or refuses to perform any covenant or agreement of this Agreement made by such Party, the non-breaching Party subject to the terms of this Agreement and in addition to any remedy at law for damages or other relief, may institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

(b) From and after the Closing, the sole and exclusive remedy for any and all claims arising under, out of, or related to any breach of any representation, warranty, covenant, agreement or obligation set forth in this Agreement shall be the rights of indemnification set forth in Article X only, and no Person will have any other entitlement, remedy or recourse, whether in contract, tort or otherwise, it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the Parties to the fullest extent permitted by law. Notwithstanding anything in the foregoing to the contrary, nothing in this Agreement shall limit or otherwise restrict a claim for Fraud brought by any Party or the right to seek specific performance pursuant to Section 10.5(a) or limit any rights or recourse available under any Transaction Document.

Section 10.6 Limitations on Indemnification.

(a) Subject to Section 10.6(b) and Section 10.6(c), (i) the aggregate amount of Damages that the S&W Indemnified Parties, collectively, shall be entitled to recover against Shell under Section 10.2 with respect to breaches of any (A) Fundamental Shell Representations in this Agreement shall not exceed [***], and (B) other representation or warranty of Shell in this Agreement shall not exceed [***], and (ii) the aggregate amount of Damages that the Shell Indemnified Parties shall be entitled to recover against S&W under Section 10.3 with respect to breaches of any (A) Fundamental S&W Representations in this Agreement shall not exceed an amount equal to [***], and (B) other representation or warranty of S&W in this Agreement (including in respect of the Company) shall not exceed [***]. For clarity, the limitations set forth in this Section 10.6(a) shall not apply to any Damages that an indemnified party may suffer or incur as a result of the breach of any post-Closing covenant of a Party under this Agreement.

(b) Notwithstanding anything to the contrary in this Agreement, in determining the amount of indemnifiable damages or losses resulting from any breach of any representation or warranty hereunder, for purposes of this Article X, any materiality qualifiers (including “Material

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Adverse Effect”, “materially adverse”, and similar qualifiers) in such representation and warranty shall be disregarded, but any such qualifiers shall not be disregarded and shall apply in determining whether a breach of any such representation or warranty has occurred.

(c) Notwithstanding anything in this Agreement to the contrary, in no event will the limitations set forth in this Section 10.6 apply in the event of Fraud.

(d) Notwithstanding anything to the contrary herein, the Parties shall have a duty to use commercially reasonable efforts to mitigate any Damages arising out of or relating to this Agreement or the Transactions, and (ii) no Party will have any liability to any indemnified party with respect to any Damages if and to the extent that any such Damages are reduced by any insurance or other third party payments received by the relevant indemnified party(ies).

(e) Unless otherwise provided herein, any payment obligation of Shell or S&W under this Article X shall be effected by wire transfer of immediately available funds from Shell or S&W, as the case may be, to an account designated by the applicable Shell Indemnified Party or S&W Indemnified Party, as the case may be, within [***] after the determination thereof.

Section 10.7 Waiver of Certain Damages. NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE MANAGERS, OFFICERS, DIRECT OR INDIRECT EQUITYHOLDERS OR REPRESENTATIVES, BE LIABLE HEREUNDER OR IN ANY DISPUTE OR CONTROVERSY ARISING UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT AT ANY TIME FOR PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE (“NON-REIMBURSABLE DAMAGES”); PROVIDED THAT ANY AMOUNTS THAT ARE DIRECT AND ACTUAL DAMAGES OR THAT ARE DAMAGES PAID BY A PARTY TO A THIRD PARTY SHALL NOT BE DEEMED NON-REIMBURSABLE DAMAGES.

Article XI
TERMINATION

Section 11.1 Termination. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated, and the Transactions contemplated hereby may be abandoned at any time prior to the Closing Date, only as follows:

(a) by mutual written agreement signed by Shell and S&W;

(b) by Shell (if Shell is not then in material breach of obligations under this Agreement) by providing written notice to S&W if (i) a material default or breach shall be made by S&W with respect to the due and timely performance of any of S&W’s covenants and agreements contained herein that would reasonably be expected to result in the failure of any of the conditions set forth in Section 5.3(a) to be satisfied, and such default is not cured within 10 days of written notice to S&W of such material default or breach or (ii) the Closing shall not have occurred on or before March 31, 2023 (the “Outside Date”);

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(c) by S&W (if S&W is not then in material breach of its obligations under this Agreement) by providing written notice to Shell if (i) a material default or breach shall be made by Shell with respect to the due and timely performance of any of Shell’s covenants and agreements contained herein that would reasonably be expected to result in the failure of any of the conditions set forth in Section 5.3(b) to be satisfied, and such default is not cured within 10 days of written notice to Shell of such material default or breach or (ii) the Closing shall not have occurred on or before the Outside Date.

Section 11.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 11.1, all obligations of the Parties shall terminate and, except as otherwise provided in this Agreement, no Party shall have any right against any other Party hereto for any loss, damage, expense (including out-of-pocket expenses) or liability, including, without limitation, reasonable attorneys’ fees, expenses and disbursements arising out of (a) the preparation and execution of this Agreement or (b) the fulfillment in whole or in part of such Party’s obligations under this Agreement, or other fees and expenses otherwise incurred by a Party in any Proceeding between such Party and the other Party or between such Party and a Third Party, which is determined to have been sustained, suffered or incurred by a Party and to have arisen from or in connection with an event or state of facts which is subject to claim under this Agreement.

Article XII
MISCELLANEOUS

Section 12.1 Notices. All notices, requests or consents provided for or permitted to be given under this Agreement will be in writing and will be given (a) by depositing such writing in the United States mail, addressed to the recipient, postage paid and certified with return receipt requested, (b) by depositing such writing with a reputable overnight courier for next day delivery, (c) by delivering such writing to the recipient in person, by courier or (d) email transmission (without notice of failed delivery). A notice, request or consent given under this Agreement will be effective on receipt by the Person to receive notices, requests and consents to be sent to a Party will be sent to or made at the following addresses:

If to Shell:	Equilon Enterprises LLC Attn: HVO Feedstock NBD Manager – Americas 150 N. Dairy Ashford Houston, Texas 77079 Emial: Phone:
If to S&W	S&W Seed Company Attn: Elizabeth Horton, Chief Financial Officer 2101 Ken Pratt Blvd., Suite 201 Longmont, CO 80501 Email: Phone:

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or such other address as such Party may specify by notice to the other Parties. The use of an electronic signature to conduct a transaction, indicate the execution of an agreement or provide notice or other form of communication is expressly authorized.

Section 12.2 Entire Agreement. This Agreement, together with the Exhibits and Schedules attached here, constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. For the avoidance of doubt, the Exhibits and Schedules attached hereto are incorporated into and deemed a part of this Agreement.

Section 12.3 Binding Effect; Assignment; No Third Party Benefit.

(a) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and permitted assigns.

(b) Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the Parties without the prior written consent of the other Party.

(c) Except as expressly provided in Section 12.3(d) below, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties, and their respective heirs, legal representatives, successors and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

(d) Notwithstanding anything in Section 12.3(c) to the contrary, the Parties expressly acknowledge and agree that, contingent upon Closing, the Company shall be an intended third party beneficiary of the Party’s obligations related to the respective Member Contributions pursuant to the terms and conditions of this Agreement, and that the Company shall be entitled to rely upon the representations and warranties of Shell set forth in Article VI and the representations and warranties of S&W set forth in Article VII, respectively, in relation to the Member Contributions.

Section 12.4 Severability. The unenforceability, illegality, or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision. Upon such determination that any term or other provision is illegal, invalid, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

Section 12.5 Governing Law. This Agreement is governed by and will be construed in accordance with the Laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether under the Laws of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the Law of another jurisdiction. If any provision of this Agreement or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected thereby, and such provision will be enforced to the greatest extent permitted by law.

Section 12.6 Dispute Resolution.

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(a) Any claim arising out of or relating to this Agreement, or the performance, breach, validity, interpretation, application, or termination thereof (a “Dispute”), whether based on contract, tort, statute or other legal or equitable theory, including any claim of Fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement including this Section 12.6, shall be settled by binding arbitration initiated upon the written notice of any Party (the “Arbitration Notice”). The arbitration shall be conducted in accordance with this Agreement and the then current American Arbitration Association (“AAA”) Commercial Arbitration Rules including Procedures for Large, Complex Commercial Disputes (collectively, the “AAA Rules”), and administered by the AAA. Judgment on the award may be entered in any court having jurisdiction thereof. The Parties hereby consent to the jurisdiction of the state and federal courts located in Houston, Texas for the enforcement of any award rendered by the arbitral panel and for assistance in aid of arbitration.

(b) Seat of Arbitration.

(i) The seat of the arbitration shall be Houston, Texas.

(ii) The language of the arbitration shall be English.

(iii) Upon agreement of the Parties and the arbitrators, pre-hearing conferences and evidentiary hearings may be held in other locations, including virtually; however, the seat of the arbitration will be deemed to remain unchanged, and any awards or orders will be deemed to have been made at the seat of the arbitration.

(iv) The arbitrators shall decide the issues submitted as arbitrators at law only and the arbitral panel shall base its award, and any interim awards, upon the terms of this Agreement and the substantive laws of the State of Delaware, excluding the conflicts provisions of such law. The arbitral panel is not empowered to and shall not act as amiable compositeurs or ex aequo et bono.

(c) Selection and Appointment of Arbitrator(s).

(i) All Disputes shall be heard and determined by three arbitrators. All arbitrators shall be independent and impartial.

(ii) The Parties shall, within [***] days after the Arbitration Notice, each select one person to act as arbitrator. The two arbitrators so selected shall, within [***] days of their appointment, select a third arbitrator who shall serve as the chairperson of the arbitral panel.

(iii) If there are more than two claimants or respondents, then unless the Parties agree otherwise, the claimants shall collectively select one person to act as arbitrator, the respondents shall collectively select one arbitrator, and the two arbitrators so selected shall, within [***] days of their appointment, select a third arbitrator who shall serve as the chairperson of the arbitral panel.

(iv) If three arbitrators are to be appointed and a Party fails to appoint an arbitrator as provided herein, or if the arbitrators selected by the Parties are unable or

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fail to agree upon a third arbitrator within [***] days of their appointment, then that arbitrator shall be selected and appointed by the AAA.

(v) Should an arbitrator die, resign, refuse to act, or become incapable of performing his or her functions as an arbitrator, the AAA may declare a vacancy on the arbitral panel. The vacancy shall be filled by the method by which that arbitrator was originally appointed.

(vi) The arbitrators shall be bound by and shall follow the then current ABA/AAA Code of Ethics for Arbitrators in Commercial Disputes.

(vii) The arbitrators shall have the power to rule on their own jurisdiction and to decide any issues of arbitrability.

(d) Pre-Hearing Procedure and Disposition.

(i) At the request of a Party, the arbitral panel may take such interim measures and make such interim orders as it deems necessary, including measures for the preservation of assets, the conservation of goods, or the sale of perishable goods. The arbitral panel may require appropriate security as a condition of ordering such measures.

(ii) At any time after the arbitral panel is constituted and upon motion of any Party, the arbitral panel may hear and determine in accordance with applicable Law any preliminary issue of law asserted by a Party to be dispositive, in whole or in part, of any claim or defense, pursuant to such procedures as the arbitral panel deems appropriate.

(iii) At any time after the arbitral panel is constituted and upon motion of any Party, the arbitral panel may summarily determine and dismiss, in whole or in part, any claim or issue in dispute (A) if the Party asserting it has failed to state a claim as a matter of law, or (B) if the pleadings and evidence show that no genuine issue of material fact exists with respect to any element of the claim or defense and that the moving Party is entitled to disposition of the claim or defense as a matter of law.

(iv) If the arbitral panel deems it appropriate, keeping in mind the expedited nature of arbitration proceedings, the arbitral proceedings may be bifurcated according to claims or issues, and claims or issues may be heard and determined separately as may be appropriate.

(e) Discovery.

(i) The Parties shall exchange copies of all exhibits and witness lists at a time to be determined by the arbitral panel. A Party may request the other Party to produce relevant documents, to answer up to ten interrogatories (including subparts), to respond to up to 10 requests for admissions (which shall be deemed admitted if not denied), and to produce for deposition and, if requested, at the hearing all witnesses that such Party has listed. Any additional discovery shall only occur by agreement of the Parties or as ordered by the arbitral panel upon a finding of good cause.

Execution Version Page 52

(ii) The arbitral panel shall take into account applicable principles of legal privilege and related protections, such as those involving the confidentiality of communications between a lawyer and a client and the work product of a lawyer, and no Party or witness may be required to waive any privilege recognized at law. The arbitral panel shall issue orders as reasonably necessary to protect the confidentiality of proprietary information, trade secrets, and other sensitive information disclosed.

(f) Awards and Relief.

(i) All awards shall be issued within [***] months from conclusion of the arbitral hearing, shall be in writing, shall state the legal reasoning upon which the award rests, and shall be final and binding on the Parties. Any award shall be made and signed by at least a majority of the arbitrators. The Parties undertake to carry out the award without delay.

(ii) The arbitral panel is expressly empowered to grant any remedy or relief not expressly prohibited herein available under applicable Law, including specific performance of this Agreement to the extent allowed by applicable Law, declaration of the validity, meaning, and effect of this Agreement and the rights or duties of the Parties hereunder, and, to the extent allowed by applicable Law, prohibiting or mandating actions by a Party with respect to the performance of this Agreement or matters arising out of or in connection therewith. If any Party fails or refuses to participate in good faith in arbitration as provided herein (as determined by the arbitral panel after an evidentiary hearing), the arbitral panel may award to the other Party or Parties all costs associated with the arbitration, including attorneys’ fees and costs, arbitrator’s fees, and administrative fees.

(iii) Except as otherwise set forth herein, each Party shall bear its own costs and expenses and the costs of arbitration, and the fees and expenses of the arbitrators and of any expert or other assistance engaged by the arbitral panel shall be borne by the Parties to the arbitration in equal shares.

(g) Effect of Failure to Participate or to Pay Advances of Costs and Fees.

(i) The failure or refusal of any Party, having been given notice thereof pursuant to this Section 12.6, to participate at any stage of the arbitration shall not prevent the proceedings from continuing, nor shall such failure or refusal impair the validity of the award or cause the award to be void or voidable, nor shall it be a basis for challenge of the validity or enforceability of the award or of the arbitration proceedings.

(ii) If any Party fails to timely pay an advance on fees and costs ordered by the arbitral panel or the AAA within [***] days after the date set for such deposit, that Party shall be deemed to be in default. The arbitral panel or the AAA shall then determine whether the funds on deposit are sufficient to satisfy the anticipated estimated expenses for the proceeding to continue on an expedited basis without the participation of the defaulting Party. If so, the proceeding will continue without the participation of the defaulting Party, and the panel may enter an award on default. Prior to entering an award on default, the

Execution Version Page 53

arbitral panel shall require the non-defaulting Party to produce such evidence and legal argument in support of its contentions as the arbitral panel may deem appropriate. The arbitral panel may receive such evidence and argument without the defaulting Party’s presence or participation. If the funds on deposit are deemed insufficient to satisfy the estimated costs of continuing as provided herein, the non-defaulting Party may make all or part of the requested deposit in an amount sufficient to allow the proceeding to continue without the participation of the defaulting Party. If the non-defaulting Party chooses not to make the requested deposit, the arbitral panel may suspend or terminate the proceedings.

(h) Adherence to Time Limits. In accepting appointment, the arbitrator(s) shall commit that their schedules permit them to devote the reasonably necessary time and attention to the arbitration proceedings and to the prompt and efficient resolution of the Dispute.

(i) Interim Measures from the Courts in Aid of Arbitration. Before the constitution of the arbitral panel, any Party may request a court of competent jurisdiction to grant interim measures of protection: (i) to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof; (ii) to preserve the status quo pending resolution of the Dispute; (iii) to prevent the destruction of documents and other information or things related to the Dispute; (iv) to prevent the transfer, dissipation, or hiding of assets; and/or (v) to aid the arbitral proceedings and the award. A request for such interim measures to a judicial authority shall not be deemed incompatible with or a waiver of a Party’s right to arbitrate a Dispute.

Section 12.7 Amendment. The provisions of this Agreement may only be amended, waived or modified with a written instrument duly executed by all of the Parties.

Section 12.8 No Recourse. All claims, obligations, Liabilities, or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out of or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are those solely of) the entities that are expressly identified as parties in the preamble to this Agreement (“Contracting Parties”). No Person who is not a Contracting Party, including any Affiliate of a Contracting Party and any manager, director, officer, employee, incorporator, member, partner, direct or indirect equityholder, agent, attorney, or Representative of, and any financial advisor or lender to, any Contracting Party, or any manager, director, officer, employee, incorporator, member, partner, manager, direct or indirect equityholder, Affiliate, agent, attorney, or Representative of, and any financial advisor or lender to, any of the foregoing (“Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or Liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach, and, to the maximum extent permitted by law, each Contracting Party hereby waives and releases all such Liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by law, (a) each Contracting Party waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or

Execution Version Page 54

disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (b) each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

Section 12.9 Waiver. No failure or delay by a Party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

Section 12.10 Counterparts; Electronic Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by DocuSign or physical signature. The exchange of copies of this Agreement and of signature pages by electronic image scan transmission in .pdf format shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by electric image scan transmission in .pdf format shall be deemed to be their original signatures for all purposes.

Section 12.11 Confidentiality. Each Party hereto acknowledges that the provisions of the NDA shall continue to apply notwithstanding the execution or announcement of this Agreement by the Parties, and S&W and Shell (in its capacity as an Affiliate of Shell Trading Rotterdam BV) agrees to fulfill its obligations thereunder in accordance with the terms thereof.

[Remainder of page left intentionally blank.]

[Signature Page Follows]

Execution Version Page 55

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date.

S&W:

S&W SEED COMPANY

By: /s/ Elizabeth Horton
Name: Elizabeth Horton
Title: Chief Financial Officer

SHELL:

EQUILON ENTERPRISES LLC

By: /s/ Karel M. Kapoun
Name: Karel M. Kapoun
Title: Vice President – Renewable Natural Gas

[Signature Page to Assignment of Membership Interest]

Execution Version

EXHIBIT A

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

Execution Version

EXHIBIT B

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

Execution Version

EXHIBIT C

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

Execution Version

EXHIBIT D

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

Execution Version

EXHIBIT E

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

Execution Version

EXHIBIT F

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

Execution Version

EXHIBIT G

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

Execution Version

EXHIBIT H

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

Execution Version

EXHIBIT I

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

Execution Version

EXHIBIT J

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

Execution Version

EXHIBIT K

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

Execution Version

EXHIBIT L

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

Execution Version

EXHIBIT M

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

Execution Version

EXHIBIT N

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

Execution Version

EXHIBIT O

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

Membership Interest Re-Purchase Option Buy-Back Schedule

Timing	Applicable Price
If exercised on or before the first anniversary of the Closing Date	$[***]
If exercised on or before the second anniversary of the Closing Date	$[***]
If exercised on or before the third anniversary of the Closing Date	$[***]
If exercised on or before the fourth anniversary of the Closing Date	$[***]
If exercised on or before the fifth anniversary of the Closing Date	$[***]

[End of Exhibit O]

Execution Version

EXHIBIT P

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

Execution Version

EXHIBIT Q

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

[Signature Page to Assignment of Intellectual Property Rights]

EXHIBIT R

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

[Signature Page to Assignment of Intellectual Property Rights]

EXHIBIT S

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

Employee Contribution

Key Executive:

1. Chief Executive Officer: Donald M. Panter

Key Personnel:

1. Grain Operations Manager:

2. Vice President Research & Development:

3. Commercial Production Manager:

4. Seed Operations Manager:

5. Station Manager Nampa:

6. Breeder:

7. Scientist: Laboratory Services & Marker:

Personnel:

1. Production Technician:

2. Logistics Supervisor:

3. Logistics Coordinator:

4. Production Technician:

5. Production Technician:

6. Scheduler:

7. Production Supervisor:

8. Maintenance Technician / Electrician:

9. Production Supervisor:

10. Production Technician:

11. Production Technician:

12. Maintenance Supervisor:

13. Research Cage Seed and Facility Maintenance:

[End of Exhibit S]

[Signature Page to Assignment of Intellectual Property Rights]

EXHIBIT T

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

Execution Version Page 76 of NUMPAGES 141

EXHIBIT U

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

Execution Version Page 77 of NUMPAGES 141

EXHIBIT V

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

[Signature Page to Assignment of Permits]

EXHIBIT W

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

[Signature Page to Assignment of Permits]

SCHEDULE 7.1(a)

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

[Signature Page to Assignment of Permits]

SCHEDULE 7.1(b)

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

[Signature Page to Assignment of Permits]

SCHEDULE 7.1(e)

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

[Signature Page to Assignment of Permits]

SCHEDULE 7.1(i)

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

[Signature Page to Assignment of Permits]

SCHEDULE 7.1(k)

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

[Signature Page to Assignment of Permits]

SCHEDULE 7.1(m)

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

[Signature Page to Assignment of Permits]

SCHEDULE 7.1(n)

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

[Signature Page to Assignment of Permits]

SCHEDULE 7.1(o)

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

[Signature Page to Assignment of Permits]

SCHEDULE 7.2(e)

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

[Signature Page to Assignment of Permits]

SCHEDULE 7.2(k)

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

[Signature Page to Assignment of Permits]

SCHEDULE 7.2(m)

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

[Signature Page to Assignment of Permits]

SCHEDULE 7.2(n)

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

[Signature Page to Assignment of Permits]

SCHEDULE 7.2(o)

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

[Signature Page to Assignment of Permits]

SCHEDULE 7.2(q)

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

[Signature Page to Assignment of Permits]

SCHEDULE 7.2(r)

Attached to and made part of that certain

Contribution and Membership Interest Purchase Agreement dated February 06, 2023 by and between Equilon Enterprises LLC

and S&W Seed Company

[Signature Page to Assignment of Permits]